UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MARSHALL EDWARDS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 28, 2011

To the Stockholders of Marshall Edwards, Inc.:

You are cordially invited to attend the 2011 Annual Meeting of the Stockholders of Marshall Edwards, Inc., a Delaware corporation. The annual meeting, which will be held at 10:00 a.m. (Pacific Time), on Thursday, December 1, 2011 at the offices of Marshall Edwards, Inc., located at 11975 El Camino Real, Suite 101, San Diego, CA 92130, unless postponed or adjourned to a later date. I look forward to meeting with as many of our stockholders as possible.

At the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and proxy statement and report on Marshall Edward’s business. You will also have an opportunity to ask questions.

On behalf of our employees and Board of Directors, I would like to express our appreciation for your continued interest in Marshall Edwards, Inc.

Sincerely,

Bryan R.G. Williams

Non-Executive Chairman

Marshall Edwards, Inc.

This proxy statement is dated October 28, 2011 and is first being mailed to stockholders of Marshall Edwards on or about October 31, 2011.

MARSHALL EDWARDS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 1, 2011

To the Stockholders of Marshall Edwards, Inc.:

On behalf of the Board of Directors of Marshall Edwards, Inc., a Delaware corporation, Marshall Edwards is pleased to deliver the accompanying proxy statement in connection with the annual meeting of stockholders of Marshall Edwards which will be held on Thursday, December 1, 2011 at 10:00 a.m., local time, at the offices of Marshall Edwards, Inc., located at 11975 El Camino Real, Suite 101, San Diego, CA 92130, for the following purposes:

1. To elect two directors to our Board of Directors to serve until the expiration of their term in fiscal year 2015 and until their respective successors are elected and qualified or until their earlier resignation or removal;

2. To approve the amendment and restatement of the Marshall Edwards, Inc. 2008 Stock Omnibus Equity Compensation Plan to increase the number of shares of common stock that may be subject to awards under the plan from 700,000 to 2,500,000 and to increase the number of shares of common stock that may be subject to awards granted to any individual in any calendar year from 100,000 to 400,000;

3. To ratify the appointment of BDO USA LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending June 30, 2012; and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The proposals are described in more detail in this proxy statement, which Marshall Edwards encourages you to read carefully and in its entirety before voting.

The close of business on October 21, 2011 has been fixed as the record date for determining those holders of Marshall Edwards common stock entitled to receive notice of and vote at the annual meeting. Accordingly, only record holders of Marshall Edwards common stock at the close of business on that date are entitled to notice of and to vote at the annual meeting and at any adjournments or postponements thereof.

All holders of Marshall Edwards common stock are cordially invited to attend the annual meeting in person. You may revoke your proxy in the manner described in this proxy statement at any time before it is voted at the annual meeting.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be Held on December 1, 2011: Marshall Edwards’ Proxy Statement, 2011 Annual Report and Form of Proxy Card are also available at https://materials.proxyvote.com/572322.

Your vote is important regardless of the number of shares of common stock you own. Whether or not you expect to attend the annual meeting, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage paid envelope so that your shares of common stock may be represented and voted at the annual meeting.

By order of the Board of Directors,

Thomas M. Zech

Secretary and Chief Financial Officer

Marshall Edwards, Inc.

October 28, 2011

MARSHALL EDWARDS PROXY STATEMENT TABLE OF CONTENTS

Page
THE ANNUAL MEETING OF MARSHALL EDWARDS STOCKHOLDERS	1
ELECTION OF DIRECTORS (PROPOSAL NO. 1)	4
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE	6
Directors	6
Information about the Board of Directors and its Committees	7
Audit Committee	7
Compensation Committee	7
Nominating Committee	8
Director Independence	9
Stockholder Communications with the Board of Directors	9
Compensation Committee Interlocks and Insider Participation	9
Appointment of Directors	9
Attendance of Directors at Board Meetings and Shareholder Meetings	10
Code of Ethics	10
Executive Officers	10
EXECUTIVE COMPENSATION	11
Compensation Discussion and Analysis	11
Elements of Compensation	12
Compensation of Executive Officers	14
Grants of Plan-Based Awards	15
Outstanding Equity Awards at Fiscal Year-End	16
Option Exercises and Stock Vested	16
Pension Benefits	16
Employment Agreements	16
Potential Payments Upon Termination or Change in Control	18
Compensation of Directors	19
Indemnification Agreements	20
Compensation Committee Report	20
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE MARSHALL EDWARDS, INC. 2008 STOCK OMNIBUS EQUITY COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE SUBJECT TO AWARDS UNDER THE PLAN FROM 700,000 TO 2,500,000 AND TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE SUBJECT TO AWARDS GRANTED TO ANY INDIVIDUAL IN ANY CALENDAR YEAR FROM 100,000 TO 400,000 (PROPOSAL NO. 2)	20
Description of the Equity Plan as Proposed to be Amended	21
Material Federal Income Tax Consequences	24
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL NO. 3)	26
Background	26
Fees Paid to Auditors	27
Pre-Approval Policies and Procedures	27
AUDIT COMMITTEE REPORT	29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF MARSHALL EDWARDS	34
WHERE YOU CAN FIND MORE INFORMATION	36
OTHER MATTERS FOR STOCKHOLDERS	37
Section 16(a) Beneficial Ownership Reporting Compliance	37
Stockholder Proposals	37
Communication with the Marshall Edwards Board of Directors	37
Delivery of this Proxy Statement to Multiple Stockholders with the Same Address	37

ANNEX A – AMENDED AND RESTATED 2008 STOCK OMNIBUS EQUITY COMPENSATION PLAN	A-1

MARSHALL EDWARDS, INC.

11975 El Camino Real, Suite 101

San Diego, CA 92130

THE ANNUAL MEETING OF MARSHALL EDWARDS STOCKHOLDERS

To Be Held on Thursday, December 1, 2011, at 10:00 a.m. (Pacific Time)

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on December 1, 2011

The proxy statement, form of proxy card, and annual report to security holders are available at https://materials.proxyvote.com/572322.

Information Concerning Solicitation and Voting

In this proxy statement, “Marshall Edwards”, “we”, “us”, and “our” refer to Marshall Edwards, Inc., unless the context otherwise provides.

General

Marshall Edwards is furnishing this proxy statement to holders of Marshall Edwards common stock in connection with the solicitation of proxies by the Marshall Edwards Board of Directors for use at the Marshall Edwards annual meeting to be held on December 1, 2011 and at any adjournment or postponement thereof. This proxy statement is first being mailed to the stockholders of Marshall Edwards on or about October 31, 2011.

Date, Time and Place

The annual meeting of Marshall Edwards stockholders will be held on December 1, 2011, at the offices of Marshall Edwards, Inc., located at 11975 El Camino Real, Suite 101, San Diego, CA 92130, commencing at 10:00 a.m. local time.

Purposes of the Marshall Edwards Annual Meeting

The purposes of the Marshall Edwards annual meeting are:

(1)	To elect two directors to the Board of Directors to serve until the annual meeting of stockholders in 2015, and until their respective successors are elected and qualified or until their earlier resignation or removal;

(2)	To approve the amendment and restatement of the Marshall Edwards, Inc. 2008 Stock Omnibus Equity Compensation Plan to increase the number of shares of common stock that may be subject to awards under the plan from 700,000 to 2,500,000 and to increase the number of shares of common stock that may be subject to awards granted to any individual in any calendar year from 100,000 to 400,000;

(3)	To ratify the appointment of BDO USA, LLP as Marshall Edwards’ independent registered public accounting firm for the fiscal year ending June 30, 2012; and

(4)	Any other such other business as may properly come before the Marshall Edwards annual meeting or any adjournment, postponement or continuation thereof.

Record Date; Shares of Common Stock Outstanding and Entitled to Vote

Marshall Edwards has fixed the close of business on October 21, 2011 as the record date for determination of the holders of Marshall Edwards common stock entitled to notice of and to attend and vote at the Marshall

Edwards annual meeting or any adjournment or postponement thereof. There were approximately 102 holders of record of Marshall Edwards common stock at the close of business on the record date. At the close of business on the record date, 11,814,025 shares of Marshall Edwards common stock were issued and outstanding. Each share of Marshall Edwards common stock entitles the holder thereof to one vote at the Marshall Edwards annual meeting on all matters properly presented at the Marshall Edwards annual meeting. See the section titled, “Security Ownership of Certain Beneficial Owners and Management of Marshall Edwards” in this proxy statement for information regarding persons known to the management of Marshall Edwards to be the beneficial owners of more than 5% of the outstanding shares of Marshall Edwards common stock.

Voting and Revocation of Proxies

The proxy accompanying this proxy statement is solicited on behalf of the Board of Directors of Marshall Edwards for use at the Marshall Edwards annual meeting.

If you are a stockholder of record of Marshall Edwards as of the record date referred to above, you may vote in person at the Marshall Edwards annual meeting or vote by proxy using the enclosed proxy card. For questions on how to attend the annual meeting or vote in person, please contact Marshall Edwards at 858-792-6300. Whether or not you plan to attend the Marshall Edwards annual meeting, Marshall Edwards urges you to vote by proxy to ensure your vote is counted. You may still attend the Marshall Edwards annual meeting and vote in person if you have already voted by proxy.

•	To vote in person:

•

If you hold Marshall Edwards shares in your name as the stockholder of record, you may vote those shares in person at the Marshall Edwards annual meeting by giving Marshall Edwards a signed proxy card or ballot before voting is closed. If you want to do that, please bring proof of identification with you to the annual meeting. Even if you plan to attend the annual meeting, we recommend that you submit a proxy card for your shares in advance as described above, so your vote will be counted even if you later decide not to attend.

•

If you hold shares in street name through a broker, bank or other nominee, you may vote those shares in person at the annual meeting only if you obtain and bring with you a signed proxy from your nominee giving you the right to vote the shares. To do this, you should contact your nominee.

•

To vote using the proxy card, simply mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided. If you return your signed proxy card to Marshall Edwards before the Marshall Edwards annual meeting, Marshall Edwards will vote your shares as you direct.

•

To vote over the telephone, dial the toll-free number on your proxy card or voting instruction form using a touch-tone phone and follow the recorded instructions. You will be asked to provide Marshall Edwards number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on November 30, 2011 to be counted.

•

To vote on the Internet, go to the website on the proxy card or voting instruction form to complete an electronic proxy card. You will be asked to provide Marshall Edwards number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on November 30, 2011 to be counted.

If your Marshall Edwards shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy card from the institution that holds your shares and follow the instructions included on that proxy card regarding how to instruct your broker to vote your Marshall Edwards shares. If you do not give instructions to your broker, your broker can vote your Marshall Edwards shares with respect to “discretionary” items but not with respect to “non-discretionary” items. The proposals relating to the election of directors and the amendment and restatement of the 2008 Stock Omnibus Equity Compensation Plan are non-discretionary items. On non-discretionary items, for which you do not give your broker instructions, the Marshall Edwards shares will be treated as broker non-votes.

All properly executed proxies that are not revoked will be voted at the Marshall Edwards annual meeting and at any adjournments or postponements of the Marshall Edwards annual meeting in accordance with the instructions contained in the proxy. If a holder of Marshall Edwards common stock executes and returns a proxy and does not specify otherwise, the shares represented by that proxy will be voted “FOR” Marshall Edwards Proposal No. 1 electing each nominee to Marshall Edwards’ Board of Directors; “FOR” Marshall Edwards Proposal No. 2 to approve the amendment and restatement of the Marshall Edwards, Inc. 2008 Stock Omnibus Equity Compensation Plan to increase the number of shares of common stock that may be subject to awards under the plan from 700,000 to 2,500,000 and to increase the number of shares of common stock that may be subject to awards granted to any individual in any calendar year from 100,000 to 400,000; and “FOR” Marshall Edwards Proposal No. 3 ratifying the appointment of BDO USA, LLP as Marshall Edwards’ independent registered public accounting firm for the fiscal year ending June 30, 2012.

Marshall Edwards stockholders of record may change their vote at any time before their proxy is voted at the Marshall Edwards annual meeting in one of three ways. First, a stockholder of record of Marshall Edwards can send a written notice to the Secretary of Marshall Edwards stating that the stockholder would like to revoke its proxy. Second, a stockholder of record of Marshall Edwards can submit new proxy instructions either on a new proxy card, by telephone or via the Internet. Third, a stockholder of record of Marshall Edwards can attend the Marshall Edwards annual meeting and vote in person. Attendance alone will not revoke a proxy. If a stockholder of record of Marshall Edwards has instructed a broker to vote its shares of Marshall Edwards common stock, the stockholder must follow directions received from its broker to change those instructions.

Quorum and Vote of Marshall Edwards Stockholders Required

A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of one-third of the shares of the Common Stock issued and outstanding and entitled to vote at the Marshall Edwards annual meeting will constitute a quorum. If a quorum is not present at the Marshall Edwards annual meeting, Marshall Edwards expects that the meeting would be adjourned or postponed to solicit additional proxies. Abstentions and broker non-votes will be counted towards a quorum.

For Proposal No. 1, the affirmative vote of a plurality of the votes cast is required to elect a director when a quorum is present. “Votes cast” excludes abstentions and any broker non-votes. Accordingly, abstentions and broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) will have no effect on the election of directors.

For Proposal Nos. 2 and 3, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. An abstention with respect to these Proposals will not be voted. Accordingly, an abstention will have the effect of a negative vote. Broker non-votes on a proposal are not counted or deemed present or represented for determining whether stockholders have approved the proposal.

At the record date for the Marshall Edwards annual meeting, the directors and executive officers of Marshall Edwards owned less than 1% of the outstanding shares of Marshall Edwards common stock entitled to vote at the Marshall Edwards annual meeting.

Solicitation of Proxies

In addition to solicitation by mail, the directors, officers, employees and agents of Marshall Edwards may solicit proxies from Marshall Edwards’ stockholders by personal interview, telephone, telegram or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of Marshall Edwards common stock for the forwarding of solicitation materials to the beneficial owners of Marshall Edwards common stock. Marshall Edwards will pay the cost of reimbursing its applicable brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

ELECTION OF DIRECTORS (PROPOSAL NO. 1)

Marshall Edwards’ Board of Directors has nominated Daniel P. Gold and Leah Rush Cann to serve as directors for a term to expire at the annual meeting of stockholders to be held in fiscal 2015 and until their respective successors have been elected and qualified. Each of them has consented to be named herein and to serve if elected. Marshall Edwards does not know of anything that would preclude any nominee from serving if elected. If any nominee becomes unable to stand for election as a director at the Annual Meeting, an event not anticipated by the Board of Directors, the proxy may be voted for a substitute designated by the Board of Directors. The identity and a brief biography of each nominee for director are set forth below. The Marshall Edwards Board of Directors has determined that Ms. Cann is an independent director within the meaning of the listing standards of the Nasdaq Capital Market.

Marshall Edwards’ restated certificate of incorporation and amended and restated bylaws provide that the authorized number of directors shall be determined by a resolution of the Board of Directors, but shall be between two and nine. On October 20, 2011, the Board of Directors increased the authorized number of directors from five to six, and appointed Charles V. Baltic III to fill the vacancy created as a result of the increase. Mr. Baltic was appointed to serve a term that will expire at the annual meeting of shareholders to be held in fiscal 2013. Under Marshall Edwards’ restated certificate of incorporation and amended and restated bylaws, Marshall Edwards’ Board of Directors is divided into three classes, with the classes serving three-year staggered terms. Each class contains one-third (or if that number is not a whole number, the whole number nearest one-third) of the directors, with members of each class holding office for a three-year term. With the appointment of Mr. Baltic to the Board of Directors, currently there are two directors whose terms expire at the annual meeting to be held in fiscal 2013, two directors whose terms expire at the annual meeting to be held in fiscal 2014 and two directors whose terms expire at the Annual Meeting.

Dr. Gold and Ms. Cann are members of the class of directors whose term expires at the Annual Meeting.

Nominees

The following table sets forth information as of September 30, 2011, regarding the nominees.

Name	Age	Positions Held with Company
Daniel P. Gold	57	President, Chief Executive Officer and Director
Leah Rush Cann	51	Director

Business Experience of Nominees

Daniel P. Gold, PhD, age 57, President, Chief Executive Officer and Director

Dr. Gold has been President, Chief Executive Officer and a director of Marshall Edwards since April 2010. From October 2009 to April 2010, Dr. Gold was Managing Partner of Theragence, Inc., a service provider that focuses on optimizing biopharmaceutical product development, which he co-founded. From July 2008 to May 2009, Dr. Gold was President and Chief Executive Officer of Prospect Therapeutics, a clinical stage, oncology focused biotechnology company. From January 2000 to May 2009, Dr. Gold was Chief Scientific Officer of Favrille, Inc., a biopharmaceutical company that focused on the development and commercialization of immunotherapies for the treatment of cancer and other diseases of the immune system, which he founded. Dr. Gold currently serves on the Board of Trustees of the Hope Funds for Cancer Research. Dr. Gold was a member of the Executive Council of the Sabin Cancer Vaccine Consortium from 2004 to 2006 and a member of the board of directors of the San Diego chapter of the Leukemia and Lymphoma Society from 1998 to 2003. Dr. Gold received a Bachelor’s degree in biology from University of California Los Angeles and received a Doctorate degree from Tufts University in Pathology/Immunology.

Ms. Leah Rush Cann, age 51, Director

Ms. Cann has been a director of Marshall Edwards and chairperson of the Audit Committee since March 2009. Ms. Cann is the President of Leah Rush Cann Research and Consulting, LLC, a cancer –consulting organization which she founded in 2003. She was a research scientist with Memtec Corporation from 1984 to 1986. Ms. Cann was a research analyst with CIBC Oppenheimer from 1992 to 1999. From 1999 to 2000, she was a health care analyst with Cadence Capital, an asset manager based in Boston, Massachusetts. Ms. Cann was a senior biotechnology analyst with Wachovia Securities from 2000 to 2003. In both 1995 and 1996, The Wall Street Journal recognized Ms. Cann as an All-Star analyst. Ms. Cann received a B.A. in art history and chemistry and an M.B.A from Stetson University. She was a post-baccalaureate at the College of William and Mary and a post-graduate at Columbia University. Ms. Cann has been a trustee and member of several committees of International House in New York City for more than 10 years. She is a trustee and the chairman of the Executive Committee of the Hope Funds for Cancer Research, which she helped found in 2006.

VOTE REQUIRED

Assuming a quorum is met, each nominee for director must receive a plurality of the votes cast by holders of the shares of common stock represented in person or by proxy at the Annual Meeting to be elected as a director. Votes may be cast in favor or withheld. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of the director.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF DR. GOLD AND MS. CANN AS DIRECTORS OF MARSHALL EDWARDS.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors

Set forth below are the names and certain biographical information regarding Marshall Edwards’ directors who are not being considered for re-election at the Annual Meeting.

Name	Age	Positions Held	Expiration of Term
Bryan R.G. Williams	62	Director (Chairman)	Fiscal 2013 Annual Meeting of Stockholders
William D. Rueckert	58	Director	Fiscal 2014 Annual Meeting of Stockholders
Christine A. White	59	Director	Fiscal 2014 Annual Meeting of Stockholders
Charles V. Baltic III	50	Director	Fiscal 2013 Annual Meeting of Stockholders

Professor Bryan Williams, age 62, Director

Professor Bryan Williams has been a director of Marshall Edwards since March 2006. Professor Williams has been the non-executive Chairman of the Board of Directors since November 2006. Since January 1, 2006, Professor Williams has been the director of the Monash Institute of Medical Research in Melbourne, Australia. From 1991 to 2005, Professor Williams was Chairman of the Department of Cancer Biology, Lerner Research Institute, The Cleveland Clinic Foundation, Cleveland, Ohio. From 1993 to 2005, Professor Williams was Professor, Department of Genetics at Case Western Reserve University, Cleveland, Ohio. From 1998 to 2005, Professor Williams was an Associate Director of the Case Comprehensive Cancer Center in Cleveland, Ohio. He is an Honorary Fellow of the Royal Society of New Zealand.

William D. Rueckert, age 57, Director

Mr. Rueckert has been a director of Marshall Edwards since April 2011. Mr. Rueckert was previously a director of Marshall Edwards, Inc. between March 2007 and March 2009. Mr. Rueckert has been a director of Novogen since March 2009 and was elected Chairman of the Novogen Board of Directors on October 18, 2010. Mr. Rueckert is the Managing Member of Oyster Management Group LLC an investment fund specializing in community banks. From 1991 to 2006 he was President and Director of Rosow & Company, a private investment firm based in Connecticut. Mr. Rueckert has been President and Director of Eastern Capital Development, LLC from 1999 to 2005, treasurer of Moore & Munger, Inc., a company with interests in the petroleum and resort development industries, from 1988 until 1990, and was President of United States Oil Company, a publicly traded oil exploration business, from 1981 to 1988. Among his many civic associations, Mr. Rueckert is Director and President of the Cleveland H. Dodge Foundation, a private philanthropic organization in New York City, and Chairman of the Board of the Trustees of Teachers College, Columbia University.

Christine A. White M.D., age 59, Director

Dr. White has been a director of Marshall Edwards since August 2010. Dr. White served in various senior positions with Biogen Idec from 1996 to 2005, most recently as Senior Vice President, Global Medical Affairs, where she played an integral role in the development, and commercialization of oncology drugs Rituxan® and Zevalin® and oversaw Oncology, Neurology and Dermatology Global Medical Affairs. Previously, she served as the Director of Clinical Oncology Research at the Sidney Kimmel Cancer Center in San Diego from 1994 to 1996, and was a clinical oncologist and Medical Director of Oncology Research at Scripps Memorial Hospitals in La Jolla and Encinitas, California, from 1984 to 1995, most recently as Chairman, Department of Medicine. Dr. White serves as a member of the board of directors of Arena Pharmaceuticals, a clinical-stage pharmaceutical company. Within the past five years, Dr. White also served as a member of the board of directors of Genoptix Inc., a medical diagnostics company, until its acquisition by Novartis, Monogram Biosciences, a life sciences company, until its acquisition by LabCorp, and Pharmacyclics, a pharmaceutical company. Dr. White serves as on the Scientific Advisory Board of Areva Med LLC. She earned her B.A. in Biology and M.D. from the University of Chicago and is Board certified in both Internal Medicine and Medical Oncology.

Charles V. Baltic III, age 50, Director

Mr. Baltic has been a director of Marshall Edwards since October 2011. Mr. Baltic has been a Managing Director and Co-Head of Healthcare at Needham & Company LLC since 2009. Prior to joining Needham, Mr. Baltic was a Managing Director and head of the biotechnology practice at CRT Capital Group from 2006 to 2008. From 2001 to 2006, he served as a Managing Director in Healthcare Investment Banking at Wachovia Securities. Prior to Wachovia, he was with Healthcare Investment Banking at Cowen and Company for six years, ultimately serving as a Director in life sciences. Prior to beginning his investment banking career in 1996, Mr. Baltic practiced corporate and securities law with Dewey Ballantine, representing numerous healthcare and securities clients. Mr. Baltic earned his B.A and J.D. degrees from Georgetown University and an M.B.A. degree in finance from the Wharton School of the University of Pennsylvania. Mr. Baltic is also a founding Trustee and past Chair of the Development Committee and current Chair of the Programs Committee of the non-profit Hope Funds for Cancer Research. Mr. Baltic is a former Director of MedVantage Inc., which was acquired by Blues Plans Inc., a consortium of the Blues Plans of Massachusetts, North Carolina, Florida, Arkansas and Illinois

Information about the Board of Directors and its Committees

The Board of Directors has responsibility for the overall corporate governance of Marshall Edwards.

Marshall Edwards is a “controlled company” within the meaning given to that term by the Nasdaq Stock Market (“Nasdaq”) because Novogen owns more than 50% of Marshall Edwards’ voting power. As a controlled company, Marshall Edwards is exempt from the requirement that its Board of Directors be composed of a majority of independent directors, however, a majority of the members of the Board of Directors are independent in accordance with Nasdaq requirements.

The Board has established an Audit Committee to oversee Marshall Edwards’ financial matters and a Compensation Committee to review the performance of executive directors and their compensation.

Audit Committee

The Audit Committee of the Board of Directors has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is responsible for overseeing financial and accounting activities. The Audit Committee’s responsibilities include the annual appointment of independent auditors and the review of the scope of audit and non-audit assignments and related fees, the accounting principles used in financial reporting, internal auditing and Marshall Edwards’ internal control procedures. The members of the Audit Committee are Ms. Leah Cann (chairperson), Professor Bryan Williams and Dr. Christine A. White, each of whom Marshall Edwards’ Board of Directors has determined is independent as defined by applicable Nasdaq and SEC rules. The Board of Directors has also determined that Ms. Cann is an “audit committee financial expert” as defined by SEC rules. Marshall Edwards has adopted an Audit Committee Charter which is posted on its website at www.marshalledwardsinc.com. The Audit Committee held four meetings during the fiscal year ended June 30, 2011.

Compensation Committee

The Compensation Committee acts on behalf of the Board to fulfill the Board’s responsibilities to oversee Marshall Edwards’ compensation policies, plans and programs, reviews and determines the compensation to be paid to Marshall Edwards’ executive officers and executive directors, and oversees preparation and review of the Committee’s report and disclosure set forth under the caption “Compensation Disclosure and Analysis” included in Marshall Edwards’ annual proxy statement in accordance with applicable rules and regulations of the SEC. The Compensation Committee has the sole power to retain compensation consultants and to determine the scope of the associated engagements. The Compensation Committee also has the power to make recommendations to the full Board of Directors concerning the allocation of stock options to directors and employees. The compensation and terms of appointment of non-executive directors are set by the full Board of Directors. The Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.marshalledwardsinc.com. Dr. Christine A. White has served as the Chair of the Compensation Committee since July 2011. The other members of the Compensation Committee as of September 30, 2011 were Professor Bryan Williams and Mr. William Rueckert. The Board of Directors has determined that each member of the Compensation Committee is independent as defined by applicable Nasdaq rules. The Compensation Committee did not meet during the fiscal year ended June 30, 2011. However, the Compensation Committee did discharge its duties and responsibilities through its interaction with the full Board of Directors during the fiscal year ended June 30, 2011 and met in July 2011 to review the performance of the Company’s executives to determine incentive compensation related to fiscal year 2011 and to determine adjustments to base compensation for fiscal year 2012.

Nominating Committee

As a “controlled company”, Marshall Edwards is not subject to the Nasdaq rules requiring (i) Board of Director nominations to be selected, or recommended for the Board’s selection, by either a nominating committee comprised solely of independent directors or by a majority of the independent directors on the Board of Directors and (ii) each Nasdaq-listed company to have a formal written charter or resolutions by the Board of Directors addressing the nominating process. Accordingly, during the fiscal year ended June 30, 2011, Marshall Edwards did not have a separately established Nominating Committee. The Board of Directors does not believe that any marked efficiencies or enhancements would be achieved by the creation of a separate Nominating Committee.

The duties and responsibilities typically delegated to a nominating committee are included in the responsibilities of the entire Board of Directors. The Board of Directors identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. If any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board will consider all qualified director candidates identified by members of the Board, by senior management and stockholders. Stockholders who would like to propose an independent director candidate for consideration by the Board of Directors at next year’s annual meeting of stockholders may do so by submitting the candidate’s name, resume and biographical information to the attention of Thomas M. Zech, Secretary, Marshall Edwards, Inc., 11975 El Camino Real, Suite 101, San Diego, California 92130, no later than the deadline for submission of stockholder proposals set forth in Marshall Edwards’ proxy statement to be delivered to stockholders in connection with Marshall Edwards’ next annual meeting of stockholders. All proposals for nomination received by the Secretary of Marshall Edwards will be presented to the Board of Directors for consideration.

The Board of Directors reviews each director candidate’s biographical information and assesses each candidate’s independence, skills and expertise based on a variety of factors, including the following criteria:

•	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards.

•

Whether the candidate has had broad business, governmental, non-profit or professional experience that indicates that the candidate will be able to make a significant and immediate contribution to the Board of Directors’ discussion and decision-making.

•	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

Application of these factors requires the exercise of judgment by members of the Board of Directors and cannot be measured in a quantitative way. The Board of Directors generally values the broad business experience and independent business judgment in the health care, life sciences and other fields of each member. Specifically, with respect to Professor Williams, the Board relies on his experience in basic and pre-clinical cancer research. Ms. Cann is qualified for the Board based on her business experience in the health care field and her status as an

“audit committee expert.” Dr. White is qualified for the Board based on her business and medical experience in the health care field, including oncology research. Mr. Rueckert is qualified for the Board based on his business experience in the investment industry. Mr. Baltic is qualified for the Board as a result of his business experience in the health care investment banking industry.

Director Independence

Marshall Edwards’ Board of Directors has determined the independence of each director in accordance with the elements of independence set forth in the Nasdaq listing standards. Based upon information solicited from each director, Marshall Edwards’ Board of Directors has determined that each of Mr. William Rueckert, Dr. Christine White, Professor Bryan Williams, Ms. Leah Cann and Mr. Charles V. Baltic III have no material relationship with Marshall Edwards and are “independent” within the meaning of Nasdaq’s director independence standards, as currently in effect. In making the foregoing determinations, the Board of Directors has considered both the objective tests set forth in the Nasdaq independence standards and subjective measures with respect to each director necessary to determine that no relationships exist that would interfere with the exercise of independent judgment by each such director in carrying out the responsibilities of a director. In the case of Mr. Rueckert, the Board’s subjective determination included consideration of his role as non-executive chairman of the board of directors of Novogen. Dr. Daniel P. Gold, as President and Chief Executive Officer of Marshall Edwards, is not considered independent in accordance with Nasdaq’s requirements.

Stockholder Communications with the Board of Directors

Marshall Edwards’ stockholders may communicate with the Board of Directors, including non-executive directors or officers, by sending written communications addressed to such person or persons in care of Marshall Edwards, Inc., 11975 El Camino Real, Suite 101, San Diego, California, 92130. All communications will be compiled by the Secretary and submitted to the addressee. If the Board of Directors modifies this process, the revised process will be posted on Marshall Edwards’ website.

Compensation Committee Interlocks and Insider Participation

For the fiscal year ended June 30, 2011, the members of the Compensation Committee were, Professor Bryan Williams, Dr. Christine A. White, Mr. Philip Johnston (through April 13, 2011) and Mr. William D. Rueckert (beginning April 13, 2011). All of the Compensation Committee members during the fiscal year ended June 30, 2011 were non-employee directors and not former officers. No member of the Compensation Committee had any relationships requiring disclosure by Marshall Edwards pursuant to the SEC’s rules requiring disclosure of certain relationships and related party transactions. No executive officer of Marshall Edwards has served on the Compensation Committee of any other entity that has, or has had, one or more executive officers serving as a member of Marshall Edwards’ Board of Directors.

Appointment of Directors

Marshall Edwards’ certificate of incorporation and by-laws provide that the number of directors will be set by resolution of the board, but shall be between two and nine. Marshall Edwards currently has six directors.

Under Marshall Edwards’ certificate of incorporation and by-laws, directors are to be elected at the annual general meeting for a term of three years unless the director is removed, retires or the office is vacated earlier. Marshall Edwards’ board is divided into three classes with respect to the term of office, with the terms of office of one class expiring each successive year. This classified board provision could discourage a third party from making a tender offer for Marshall Edwards’ shares or attempting to obtain control of Marshall Edwards. It could also delay stockholders who do not agree with the policies of the Board of Directors from removing a majority of the Board of Directors for two years.

A director may resign at any time. The resignation is effective on Marshall Edwards’ receipt of notice. Any or all directors may be removed with or without cause by a resolution of stockholders entitled to vote to elect directors. Vacancies from resignation or removal or expansion of the size of the board may be filled by resolution of a majority of directors then in office or by a sole remaining director, and any director so appointed shall serve for the remainder of the full term of the class of directors in which the vacancy occurred.

Attendance of Directors at Board Meetings and Shareholder Meetings

During the fiscal year ended June 30, 2011, the Board of Directors held a total of seven meetings, and each director attended at least 75% of the total number of meetings of the Board of Directors and of the meetings of each committee of the Board of Directors on which such director served. The Board of Directors also acted from time to time by unanimous written consent.

All directors are expected to attend Marshall Edwards’ annual meetings of stockholders. All directors then in office attended the previous annual meeting of stockholders held in April 2011.

Code of Ethics

Marshall Edwards has adopted a Code of Business and Ethics policy that applies to Marshall Edwards’ directors and employees (including Marshall Edwards’ principal executive officer, principal financial officer and chief medical officer), and has posted the text of Marshall Edwards’ policy on its website at www.marshalledwardsinc.com.

Executive Officers

The Company’s executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below are the names and certain biographical information regarding Marshall Edwards’ executive officers as of June 30, 2011.

Daniel P. Gold, age 57, President and Chief Executive Officer

See “Directors” above for biographical information regarding Dr. Gold.

Thomas M. Zech, age 60, Chief Financial Officer and Secretary

Mr. Zech has been Chief Financial Officer of Marshall Edwards since June 2010. From May 2009 to June 2010, Mr. Zech was a consultant, providing finance and accounting advisory services to life science and technology companies. Until November 2008, Mr. Zech served as Vice President, Finance and Chief Financial Officer at Pacira Pharmaceuticals Inc., a specialty pharmaceutical company, which was the successor company to SkyePharma Inc. acquired in March 2007, from SkyePharma PLC. He transitioned to Pacira Pharmaceuticals from SkyePharma Inc., where he joined in 1999 as Controller and Corporate Secretary. Previously he held senior finance positions at Stratagene, Advanced Tissue Sciences, Allied Holdings and Psicor. Mr. Zech earned his bachelor’s degree in accounting from Lawrence Technological University and his MBA with a concentration in finance from the University of Detroit.

Robert D. Mass, MD, age 57, Chief Medical Officer

Dr. Mass has more than 20 years of experience as a medical oncologist in both clinical practice and clinical drug development. He held a number of leadership positions at Genentech from 1998 to 2009, most recently as Head of Medical Affairs, BioOncology, a position created to strategically integrate and optimize all of the non-sponsored clinical programs within the company’s oncology portfolio. He also served on the Executive Development Review Committee at Genentech, which was responsible for the review and approval of all sponsored clinical programs across the company’s therapeutic portfolio. Previously he served as clinical science leader for Herceptin from 1999 to 2002, Tarceva from 2002 to 2003, and Avastin, currently the leading oncology therapeutic worldwide, from 2003 to 2007. Prior to joining Genentech, he practiced Hematology and Medical Oncology from 1988 to 1998. After leaving Genentech, Dr. Mass served as a consultant for several oncology companies, including, since October 2010, Marshall Edwards. Dr. Mass earned his bachelor’s degree in economics from Tufts University and his medical degree from Oregon Health & Science University. He completed his residency training in Internal Medicine and a fellowship in Hematology and Medical Oncology at the University of California-San Francisco and is certified by the American Board of Internal Medicine in both Internal Medicine and Medical Oncology.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

As discussed below, since beginning to directly compensate its executive officers with the appointment of Dr. Gold in April 2010, and the subsequent appointments of Mr. Zech in June 2010 and Dr. Mass in June 2011, we have instituted a compensation program based on subjective evaluation of an individual executive’s performance of his or her responsibilities and contribution to achieving our clinical, operational and financial objectives, including achievement of written goals and objectives. Although the same factors and compensation elements are applied to each of our named executive officers, the compensation of our Chief Executive Officer reflects his leadership role and critical decision-making responsibility and significant duties. The Compensation Committee has been delegated the authority to approve the compensation of executives, including that of our Chief Executive Officer. The discussion below focuses on the principles we applied in connection with approving compensation packages in the course of the recruitment of our current Chief Executive Officer, Chief Financial Officer, and Chief Medical Officer and which we anticipate applying in the future.

Objectives of Compensation Program

We recognize that our employees are a critical asset. Consequently, a key objective of our compensation program, including our executive compensation program, is to attract, retain and motivate qualified, talented and diverse professionals who are enthusiastic about our mission. We seek to achieve these goals by rewarding successful performance by our executives and Marshall Edwards, while aligning the interest of our executives with those of our stockholders, by including long-term equity as a component of their compensation.

General

We view each component of executive compensation as related but distinct, and we review total compensation of our executive officers to ensure that our overall compensation goals are met. We have not historically engaged in competitive benchmarking. We do attempt to establish compensation, and determine the appropriate level for each compensation component, at levels comparable to companies with which we compete and other companies who employ similarly skilled personnel, consistent with our recruiting and retention goals, our view of internal equity and consistency, our overall performance and other considerations we deem relevant. Except as described below, we have not adopted any formal or informal policies or guidelines for allocating compensation between long-term and current compensation, between cash and non-cash compensation or among different forms of non-cash compensation. Instead, the Compensation Committee, in consultation with and upon recommendation of our Chief Executive Officer, approves what it believes to be the appropriate level and mix of the various compensation components primarily focused on the particular goals of applicable executives and employees in a particular year. We seek to reward our executive officers based on a number of factors, including our operating results, individual performance, prior-period compensation, and the achievement of individual and corporate goals focused on the development of new products. Our executive compensation program is designed to recognize those executives that contribute to the achievement of our business objectives, to reward those individuals fairly over time, to retain those individuals who continue to perform at or above the levels that we expect and to closely align the compensation of those individuals with our performance on both a short-term and long-term basis. While we have identified below the particular compensation objective each element of executive compensation serves, we believe that each element of compensation, to a greater or lesser extent, serves each of the objectives of our executive compensation program. We provide our executives the opportunity to be rewarded through equity ownership if Marshall Edwards performs well over time, while maintaining base salaries at levels comparable with those paid by comparably-sized public companies in our geographic area.

In the future, we expect our Compensation Committee to continue to maintain policies and guidelines for executive compensation, which align our executive officers’ interests with those of our stockholders, by incentivizing and rewarding performance.

Our Board of Directors intends to perform, at least annually, a review of executive officers’ overall compensation packages, including the grant of equity compensation, including vesting schedules, to determine whether they provide adequate incentives and motivation and whether they adequately compensate executive officers relative to the market. In evaluating the market for attracting and retaining qualified executives, the Board of Directors relies upon its collective experience in our industry and through independent sources, when available, compares our compensation plans to similar companies. In addition, the Compensation Committee considers recommendations from the Chief Executive Officer, who bases such recommendations, in part, on discussions with other members of management. The Compensation Committee did not retain a compensation consultant for the fiscal year ended June 30, 2011.

Elements of Compensation

The primary elements of our executive compensation program are:

•	base salary;

•	incentive cash bonuses;

•	long-term equity incentives; and

•	other benefits.

Base Salary. We fix executive officer base compensation at a level that we believe, based on the collective industry experience of our Board of Directors and Compensation Committee, best enables us to hire and retain individuals in a competitive environment and reward individual performance according to satisfactory levels of contribution to our overall business goals. Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all of our employees, including executives. When establishing base salaries, the Compensation Committee, together with the Chief Executive Officer, considers a variety of factors, including seniority, responsibility, tenure with Marshall Edwards, the ability to replace the individual, and relative pay among executives in the respective geography.

Incentive Cash Bonuses. Annual cash bonuses are discretionary in nature but are tied to the achievement of specific results. For the fiscal year ended June 30, 2011, we provided discretionary performance bonuses to employees, including executives, to recognize individual performance or the achievement of important business objectives, such as achievement of certain drug development milestones, as well as operational and financial performance. We do expect to consider awarding bonuses for each of our executive officers, payable either in whole or in part, depending on the extent to which the employee’s actual performance contributed towards the overall results of the company. We expect our Chief Executive Officer to propose executive bonus allocations to the Compensation Committee, which has ultimate approval authority. In making judgments for each individual executive, the Board of Directors uses actual results, its own expertise, experience past practice and the individual’s responsibilities and contribution to our actual results for the year by reference to pre-established goals or targets. No one element of an individual’s performance of his responsibilities or the resulting contribution to our overall results has a material impact on the decision-making process with respect to that individual. In our employment agreements, we have agreed that Dr. Gold, Mr. Zech, and Dr. Mass may receive bonuses of up to 40%, 20% and 20%, respectively, of their base salary. For the fiscal year ended June 30, 2011, the Compensation Committee awarded incentive cash bonuses of $120,000 to Dr. Gold and $50,000 to Mr. Zech in recognition of meeting or exceeding individual performance goals and the achievement of specific business objectives.

Long-Term Incentive Program. We believe that long-term performance is achieved through an equity ownership culture that encourages performance by our executive officers through the use of stock and stock-based awards. We utilize stock options to ensure that our executive officers have a continuing stake in our long-term success. Because our executive officers are awarded stock options with an exercise price equal to or greater than the fair market value of our common stock on the date of grant, the determination of which is discussed below, these options will have value to the executive officers only if the market price of our common stock increases after the date of grant. Typically, our stock option grants vest at the rate of 25% after the first year, or similar period, of service with the remainder vesting over the subsequent 36 months. Authority to make any form of equity grants to executive officers has been delegated by the Board of Directors to the Compensation Committee. In determining the size of stock option grants to executive officers, the Compensation Committee considers our performance compared to our strategic goals, individual performance against the individual’s objectives, experience, the extent to which shares subject to previously granted awards are vested and the recommendations of our Chief Executive Officer and other members of management. We do not have any program, plan or obligation that requires us to grant equity compensation on specified dates. We have implemented policies to ensure that equity awards are granted at fair market value on the date that the grant action occurs.

Stock Options and Equity Awards. Our 2008 Stock Omnibus Equity Compensation Plan authorizes us to grant options to purchase shares of our common stock and restricted shares of our common stock to employees, executive officers, and independent directors, which is described in further detail under Proposal No. 2 included elsewhere in this document. During the year ended June 30, 2010, we granted options to (1) Dr. Gold to purchase 220,390 shares of our common stock, with 110,195 options having an exercise price of $5.05 per share and 110,195 options having an exercise price of $1.86 per share and (2) to Mr. Zech to purchase 73,463 shares of our common stock having an exercise price of $1.52 per share, each in connection with joining the company. During the year ended June 30, 2011, we granted options to Dr. Mass to purchase 177,620 shares of our common stock having an exercise price of $1.28 per share in connection with joining the company. Twenty-five percent of the options vest on the first anniversary of the effective date of Dr. Gold’s, Mr. Zech’s, and Dr. Mass’s respective employment agreement, with the remaining seventy-five percent vesting in equal monthly installments over the following 36 months. The options granted to Dr. Gold and Dr. Mass were not granted pursuant to the terms of the 2008 Stock Omnibus Equity Compensation Plan. The Compensation Committee will consider, as part of its annual compensation review and from time to time, the extent to which additional option or other equity awards are appropriate in order to further align the interests of our key employees, including our executive officers, with those of our stockholders. In August 2011, the Compensation Committee approved additional grants to Dr. Gold and Mr. Zech of options to purchase 100,000 and 26,537 shares of common stock, respectively.

Other Benefits. We also provide our executive officers a variety of benefits that are available generally to all salaried employees. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, and vision plans, in each case on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including executive officers, which are comparable to those provided at peer companies.

Compensation of Executive Officers

The table below sets forth, for the fiscal years ended June 30, 2011 and 2010, the compensation of our named executive officers. Prior to Dr. Gold and Mr. Zech joining the company in April and June 2010, respectively, the services of our principal executive officer and principal financial officer, who comprised all of our executive officers during such periods, were provided to us by Novogen pursuant to the Services Agreement described in this proxy statement under the heading “Certain Relationships and Related Transactions.” Accordingly, we did not directly pay such officers for their services.

Name and Principal Position	Year		Salary(1) ($)			Bonus ($)		Stock Awards ($)	Option Awards(2) ($)		Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Daniel P. Gold President, Chief Executive Officer and Director	2011 2010	(3)	$ $	400,000 81,818	(4)	$120,000	(5)	— —	$	— 662,272	— —	— —	— —	$ $	520,000 744,090

Thomas Zech Chief Financial Officer	2011 2010	(6)	$ $	250,000 8,522	(7)	$50,000	(8)	—	$	— 97,706	— —	— —	— —	$ $	300,000 106,228

Robert Mass Chief Medical Officer	2011	(9)		$7,292	(10)	—	(11)	—		$197,158	—	—	—		$204,450

(1)	In accordance with SEC rules, the compensation described in this table does not include various health and welfare or other benefits received by our named executive officers that we available generally to all of our regular, full-time employees, as well as certain perquisites and other benefits received by our named executive officers that in the aggregate, were less than $10,000 for any officer.
(2)	Represents the aggregate grant date fair value of options granted in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, “Stock Compensation,” formerly SFAS 123R. For the relevant assumptions used in determining these amounts, refer to Note 6 to our audited consolidated financial statements included in our annual report on Form 10-K as filed with the SEC on September 28, 2011.
(3)	Dr. Gold’s employment with Marshall Edwards began on April 23, 2010.
(4)	Pro rated for the portion of the fiscal year during which Dr. Gold was employed by Marshall Edwards. Dr. Gold’s employment agreement provides for an annual salary of $400,000, subject to upward adjustment at the discretion of the Compensation Committee of the Board of Directors. For the fiscal year ending July 30, 2012, Dr. Gold’s annual salary was increased to $440,000.
(5)	Dr. Gold is eligible for a bonus of up to 40% of his base salary, dependent upon the achievement of certain milestones established by the Board of Directors.
(6)	Mr. Zech’s employment with Marshall Edwards began on June 18, 2010.
(7)	Pro rated for the portion of the fiscal year during which Mr. Zech was employed by Marshall Edwards. Mr. Zech’s employment agreement provides for an annual salary of $250,000, subject to upward adjustment at the discretion of the Compensation Committee of the Board of Directors. For the fiscal year ending July 30, 2012, Mr. Zech’s annual salary was increased to $265,000.
(8)	Mr. Zech is eligible for a bonus of up to 20% of his base salary, dependent upon the achievement of certain milestones established by the Board of Directors.
(9)	Dr. Mass’s employment with Marshall Edwards began on June 1, 2011.
(10)	Pro rated for the portion of the fiscal year during which Dr. Mass was employed by Marshall Edwards. Dr. Mass’s employment agreement provides for an annual salary of $350,000. Dr. Mass works a 25% part-time schedule. Prior to Dr. Mass’s employment with Marshall Edwards, he acted as a consultant, for which Marshall Edwards paid Dr. Mass $47,250 in consulting fees during the fiscal year ended June 30, 2011.
(11)	Dr. Mass is eligible for a bonus of up to 20% of his base salary, dependent upon the achievement of certain milestones established by the Board of Directors.

Grants of Plan-Based Awards

We adopted the Marshall Edwards, Inc. 2008 Stock Omnibus Equity Compensation Plan effective December 9, 2008. The table below sets forth the awards granted by us under the 2008 Stock Omnibus Equity Compensation Plan for the fiscal year ended June 30, 2011, as well as the awards granted outside of such plan.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Daniel P. Gold President, Chief Executive Officer and Director	April 23, 2010	(1)(3)	—	—	—	—	—	—	—	110,195	$5.05	$482,654

Daniel P. Gold President, Chief Executive Officer and Director	June 7, 2010	(1)(3)	—	—	—	—	—	—	—	110,195	$1.86	$179,618

Thomas Zech Chief Financial Officer	June 18, 2010	(2)	—	—	—	—	—	—	—	73,463	$1.52	$97,706

Robert Mass Chief Medical Officer	June 1, 2011	(3)	—	—	—	—	—	—	—	177,620	$1.28	$197,158

(1)	Pursuant to the terms of Dr. Gold’s employment letter, dated April 23, 2010, and as approved by the Compensation Committee of the Board of Directors on the same date, Dr. Gold received options to purchase 220,390 shares of our common stock in two separate tranches. The first tranche of options to purchase 110,195 shares of our common stock was granted to Dr. Gold upon his appointment as President and Chief Executive Officer on April 23, 2010. The second tranche of options to purchase 110,195 shares of our common stock was granted to Dr. Gold and separately approved by the Compensation Committee on June 7, 2010, which date was no later than thirty (30) days following the public release of our Ovature study results, in accordance with Dr. Gold’s employment letter.
(2)	Granted pursuant to the 2008 Stock Omnibus Equity Compensation Plan.
(3)	Not granted pursuant to the 2008 Stock Omnibus Equity Compensation Plan.
(4)	See “Results of Operations – Critical Accounting Estimates” under “Marshall Edwards’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Form 10-K filed on September 28, 2011 for a discussion of the assumptions made in the valuation of these options.

Outstanding Equity Awards at Fiscal Year-End

As of June 30, 2011, the following equity awards were outstanding:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Daniel P. Gold	32,141 —	78,054	(1)	—	$5.05	April 22, 2015	—	—	—	—
	32,141	78,054	(1)	—	$1.86	June 6, 2015	—	—	—	—
Thomas Zech	18,366	55,097	(2)	—	$1.52	June 17, 2015	—	—	—	—
Robert Mass	—	177,620	(3)	—	$1.28	June 1, 2016	—	—	—	—

(1)	Twenty-five percent of the options vested on April 23, 2011; the remaining seventy-five percent of the options vest in equal monthly installments over the following 36 months.
(2)	Twenty-five percent of the options vested on June 18, 2011; the remaining seventy-five percent of the options vest in equal monthly installments over the following 36 months.
(3)	Twenty-five percent of the options will vest on June 1, 2012; the remaining seventy-five percent of the options will vest in equal monthly installments over the following 36 months.

Option Exercises and Stock Vested

During the fiscal year ended June 30, 2011, there were no exercises of stock options, stock appreciation rights and similar instruments, and no vesting of stock, including restricted stock, restricted stock units and similar instruments for any of our named executive officers.

Pension Benefits

Other than a 401(k) plan available to all employees and to which we have not made any contributions on behalf of any employee, we do not currently, and did not during the fiscal year ended June 30, 2011, have in place any plan that provides for payments or other benefits at, following or in connection with retirement of any executive officer.

Employment Agreements

Employment Agreement between Daniel P. Gold and Marshall Edwards

In connection with Dr. Gold’s appointment as President and Chief Executive Officer, we entered into an Employment Letter Agreement, dated April 23, 2010 with Dr. Gold (the “Gold Employment Letter”). The Gold Employment Letter provides for an annual base salary of $400,000, subject to upward adjustment at the discretion of the Compensation Committee of the Board of Directors. Dr. Gold will also have the opportunity to earn an annual cash bonus in an amount up to a maximum of 40% of the base salary based on his achievement of milestones established by the Compensation Committee of the Board of Directors.

Pursuant to the terms of the Gold Employment Letter, Dr. Gold also received options to purchase 220,390 shares of our common stock in two separate tranches. The first tranche of options to purchase 110,195 shares of our common stock was granted to Dr. Gold upon his appointment as President and Chief Executive Officer on

April 23, 2010, with an exercise price per share equal to the closing price of our common stock on April 23, 2010. The second tranche of options to purchase 110,195 shares of our common stock was granted to Dr. Gold on June 7, 2010, which date was within thirty (30) days following the public release of our Ovature study results in accordance with the terms of the Gold Employment Letter. Of Dr. Gold’s options, 25% will vest one year from the effective date of the Gold Employment Letter and, thereafter, the remaining 75% of Dr. Gold’s options will vest in equal monthly installments over the following thirty-six (36) months. In the event of a Change in Control of Marshall Edwards, as defined in the Gold Employment Letter, Dr. Gold’s options will become fully vested. In addition, during the 12-month period following the Effective Date, Dr. Gold’s equity interest in us will be protected against further dilution. If an event occurs during this 12-month period that reduces the level of Dr. Gold’s equity interest in us (as a percentage of our outstanding common stock), the Board of Directors shall take such actions as may be necessary, as determined by the Board of Directors in its sole discretion, to restore Dr. Gold’s equity interest in us to the level as in effect before such event.

Dr. Gold may terminate his employment at any time and for any reason, upon providing three (3) months advance notice to us. Dr. Gold may terminate his employment with Good Reason (as defined in the Gold Employment Letter) by providing us with notice within sixty (60) days of the event giving rise to the Good Reason (and we do not cure the Good Reason event within thirty (30) days after receiving notice). We have the right to terminate the Gold Employment Letter with or without Cause (as defined in the Gold Employment Letter) at any time. If Dr. Gold’s employment is terminated by us without Cause or by Dr. Gold for Good Reason, Dr. Gold will be entitled to (i) a lump sum payment in an amount equal to twelve (12) months of his base salary and (ii) accelerated vesting of his options such that Dr. Gold will be vested in the same number of options as if he had continued to be employed by us for an additional twelve (12) months. The Gold Employment Letter contains confidentiality provisions.

Employment Agreement between Thomas M. Zech and Marshall Edwards

In connection with Mr. Zech’s appointment as Chief Financial Officer, we entered into an Employment Letter, dated June 18, 2010, with Mr. Zech (the “Zech Employment Letter”). The Zech Employment Letter provides for an annual base salary of $250,000, subject to upward adjustment at the discretion of the Compensation Committee of the Board of Directors. Mr. Zech will also have the opportunity to earn an annual cash bonus in an amount up to a maximum of 20% of the base salary based on his achievement of milestones established by the Board of Directors.

Pursuant to the terms of the Zech Employment Letter, Mr. Zech also received options to purchase 73,463 shares of our common stock, with an exercise price per share equal to the closing price of our common stock on June 18, 2010, pursuant to the terms and conditions of the Zech Employment Letter, the applicable stock option grant agreement and the 2008 Stock Omnibus Equity Compensation Plan. Of Mr. Zech’s options, 25% will vest one year from the effective date of the Zech Employment Letter and, thereafter, the remaining 75% of Mr. Zech’s options will vest in equal monthly installments over the following thirty-six (36) months. In the event of a Change in Control of Marshall Edwards, as defined in the Zech Employment Letter, Mr. Zech’s options will become fully vested.

Mr. Zech may terminate his employment at any time other than for Good Reason (as defined in the Zech Employment Letter), upon providing two (2) months advance notice to us. Mr. Zech may terminate his employment with Good Reason by providing us with notice within sixty (60) days of the event giving rise to the Good Reason (and we do not cure the Good Reason event within thirty (30) days after receiving notice). We have the right to terminate the Zech Employment Letter with or without Cause (as defined in the Zech Employment Letter) at any time. If Mr. Zech’s employment is terminated by us without Cause or by Mr. Zech for Good Reason, Mr. Zech will be entitled to (i) a lump sum payment in an amount equal to twelve (12) months of his base salary and (ii) accelerated vesting of his options such that Mr. Zech will be vested in the same number of options as if he had continued to be employed by us for an additional twelve (12) months. The Zech Employment Letter contains confidentiality provisions.

Employment Agreement between Robert Mass and Marshall Edwards

In connection with Dr. Mass’s appointment as Chief Medical Officer, we entered into an Employment Letter, dated June 1, 2011, with Dr. Mass (the “Mass Employment Letter”). The Mass Employment Letter provides for an annual base salary of $350,000, subject to upward adjustment at the discretion of the Compensation Committee of the Board of Directors. Dr. Mass will also have the opportunity to earn an annual cash bonus in an amount up to a maximum of 20% of the base salary based on his achievement of milestones established by the Board of Directors. Dr. Mass works a reduced hours schedule and is currently paid at a rate of 25% of his annual base salary.

Pursuant to the terms of the Mass Employment Letter, Dr. Mass also received options to purchase 177,620 shares of our common stock, with an exercise price per share equal to the closing price of our common stock on June 1, 2011, pursuant to the terms and conditions of the Mass Employment Letter and the applicable stock option grant agreement. Of Dr. Mass’s options, 25% will vest one year from the effective date of the Mass Employment Letter and, thereafter, the remaining 75% of Dr. Mass’s options will vest in equal monthly installments over the following thirty-six (36) months. In the event of a Change in Control of Marshall Edwards, as defined in the Mass Employment Letter, Mr. Mass’s options will become fully vested. In addition, during the 12-month period following the Effective Date, Dr. Mass’s equity interest in us will be protected against further dilution. If an event occurs during this 12-month period that reduces the level of Dr. Mass’s equity interest in us (as a percentage of our outstanding common stock), the Board of Directors shall take such actions as may be necessary, as determined by the Board of Directors in its sole discretion, to restore Dr. Mass’s equity interest in us to the level as in effect before such event.

Dr. Mass may terminate his employment at any time other than for Good Reason (as defined in the Mass Employment Letter), upon providing two (2) months advance notice to us. Dr. Mass may terminate his employment with Good Reason by providing us with notice within sixty (60) days of the event giving rise to the Good Reason (and we do not cure the Good Reason event within thirty (30) days after receiving notice). We have the right to terminate the Mass Employment Letter with or without Cause (as defined in the Mass Employment Letter) at any time. If Dr. Mass’s employment is terminated by us without Cause or by Dr. Mass for Good Reason, Dr. Mass will be entitled to (i) a lump sum payment in an amount equal to twelve (12) months of his base salary and (ii) accelerated vesting of his options such that Dr. Mass will be vested in the same number of options as if he had continued to be employed by us for an additional twelve (12) months. The Mass Employment Letter contains confidentiality provisions.

Potential Payments Upon Termination or Change in Control

Each of Dr. Gold’s, Mr. Zech’s and Dr. Mass’s employment agreement provides for certain severance payments upon the applicable employee’s termination by us other than for cause or by the applicable employee for good reason, as such terms are defined in the respective employment agreement. Upon such a termination of employment, we will: (i) make a payment to the applicable employee in lieu of notice in an amount equal to twelve months of such employee’s base salary (as in effect at the time of such employee’s termination from employment), and (ii) accelerate the vesting of the applicable employee’s options so that such employee will be vested in the same number of shares of common stock subject to the options as if such employee had continued to be employed by us for an additional twelve months. Such payment and additional option vesting will be conditional upon the execution of a customary release of claims in favor of us and our affiliates, in a form prescribed by us. The payment in lieu of notice will be paid to the applicable employee in a single lump sum payment as soon as administratively practicable after the maximum review and revocation period for the release agreement as may be required under applicable law, if any, or such earlier date as determined in our sole discretion, but in no event more than 60 days after the applicable employee’s termination of employment. If their employment had been terminated in accordance with the foregoing provisions on June 30, 2011, Dr. Gold, Mr. Zech and Dr. Mass would have been entitled to payments in the amount of $400,000, $250,000 and $87,500, respectively, and the vesting of options to purchase 55,104, 18,360 and 44,405 shares of our common stock, respectively.

In the event of a change in control of Marshall Edwards, as defined in the 2008 Stock Omnibus Equity Compensation Plan, unless the Compensation Committee of the Board of Directors determines otherwise, all of the options granted to Dr. Gold, Mr. Zech and Dr. Mass will accelerate and become fully exercisable effective upon the date of the change in control. As of June 30, 2011, the exercise price of all executive officers’ outstanding options exceeded the closing price per share of our common stock.

Compensation of Directors

The following table provides details of the fees paid to our directors who served on the Board for the fiscal year ended June 30, 2011.

Name	Fees Earned or Paid in Cash (A$)(1)	All Other Compensation (A$)	Total (A$)	Total (US$)(5)
Bryan Williams(2)	$48,000	—	$48,000	$50,962
Leah Cann	$36,000	—	$36,000	$38,221
William Rueckert	$7,500	—	$7,500	$7,963
Christine White	$32,000	—	$32,000	$33,974
Philip Johnston(3)	$28,500	—	$28,500	$30,258
Paul Nestel(4)	$4,000	—	$4,000	$4,247

(1)	For the fiscal year ended June 30, 2011, our non-executive directors received A$36,000, denominated in Australian dollars.
(2)	Professor Bryan Williams received A$12,000 in connection with his services as non-executive Chairman of the Board of Directors.
(3)	Mr. Johnston determined not to stand for re-election at our fiscal 2011 annual meeting of stockholders held on April 13, 2011. On the same day, Mr. William Rueckert was elected to the Board of Directors to fill the vacancy caused by Mr. Johnston’s determination not to stand for re-election.
(4)	Effective August 8, 2010, Professor Paul Nestel resigned from the Board of Directors. On the same day, Dr. Christine A. White was appointed by the Board of Directors to fill the vacancy caused by Professor Nestel’s resignation.
(5)	Represents amount paid in US$ based upon an average exchange rate of US$1.0617/A$1.00 for the month of June 2011.

Dr. Gold, President and Chief Executive Officer of Marshall Edwards, does not receive any compensation for performing his duties as a director of Marshall Edwards.

On August 1, 2011, the Board of Directors determined that compensation paid to non-executive directors for fiscal years ending on or after June 30, 2012 would be denominated in United States dollars. As a result, the annual cash fee payable to non-executive directors was changed from A$36,000 to US$39,600, and the additional annual cash fee paid to the Chairman of the Board of Directors was changed from A$12,000 to US$13,200, based on the exchange rate on August 1, 2011.

On October 20, 2011, the Board of Directors, upon the recommendation of the Compensation Committee, approved certain changes to the compensation paid to non-executive directors to ensure that we continue to attract, retain and motivate qualified, talented and diverse professionals to serve on the Board of Directors. Specifically, the Board of Directors approved an initial grant to each non-executive director of options to purchase a number of shares of our common stock having a value on the grant date equal to $29,700, or seventy five percent of the annual cash fee paid to non-executive directors as in effect on the date of grant. One-third of such options will vest one year from the effective date of the applicable grant and, thereafter, the remaining two-thirds of the options will vest in equal monthly installments over the following twenty-four (24) months, subject to continued service on the Board of Directors. In addition, beginning after the close of the fiscal year ending June 30, 2012, each non-executive director will receive an annual grant of options to purchase a number of shares of common stock having a value on the grant date of $15,000, which will vest one year from the date of grant. In the event of a Change in Control, as defined in the 2008 Stock Omnibus Equity Compensation Plan, these options will become fully vested. The exercise price for each of the options awarded to each non-executive director in accordance with the foregoing will be the fair market value of our common stock on the date of the grants, and the options will expire five years from the date of grant. Each grant of options to non-executive directors in accordance with the foregoing will be made under the 2008 Stock Omnibus Equity Compensation Plan.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. Subject to certain exceptions, the indemnification agreements provide that an indemnitee will be indemnified for all expenses incurred or paid by the indemnitee in connection with a proceeding to which the indemnitee was or is a party, or is threatened to be made a party, by reason of the indemnitee’s status with or service to us or to another entity at our request. In connection with proceedings other than those by or in the right of our company and to which the indemnitee was or is a party, or is threatened to be made a party, by reason of the indemnitee’s status with or service to us or to another entity at our request, the indemnification agreements provide that an indemnitee will also be indemnified for all liabilities incurred or paid by the indemnitee. The indemnification agreements also provide for advancement of expenses incurred by an indemnitee in connection with an indemnifiable claim, subject to reimbursement in certain circumstances.

The rights of each indemnitee are in addition to any other rights provided for under our Restated Articles of Incorporation, as amended, and our Amended and Restated Bylaws, as they made be amended from time to time, and under Delaware law.

Compensation Committee Report

The Compensation Committee of Marshall Edwards has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Dr. Christine A. White

Professor Bryan Williams

Mr. William Rueckert

TO AMEND AND RESTATE THE MARSHALL EDWARDS INC. 2008 STOCK OMNIBUS EQUITY COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE SUBJECT TO AWARDS UNDER THE PLAN BY 1,800,000 AND TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE SUBJECT TO AWARDS GRANTED TO ANY INDIVIDUAL DURING ANY CALENDAR YEAR BY 300,000 (PROPOSAL NO. 2)

Marshall Edwards’ 2008 Stock Omnibus Equity Compensation Plan, which we refer to as the “Equity Plan,” was initially adopted in 2008 as the “Marshall Edwards, Inc. 2008 Stock Omnibus Equity Compensation Plan.” Effective October 20, 2011, the Marshall Edwards Board of Directors has amended and restated the Equity Plan, subject to the approval of our stockholders, to (1) increase the number of our shares of common stock with respect to which grants may be made under the Equity Plan from 700,000 shares to 2,500,000 shares, all of which shares may be subject to incentive stock options (“ISOs”), (2) increase the number of our shares of common stock with respect to which grants may be made to any individual during any calendar year under the Equity Plan from 100,000 shares to 400,000 shares and (3) make certain other changes to clarify the meaning and operation of various provisions of the Equity Plan, conform the Equity Plan to recent regulatory developments, and update the effective date of the amended and restated Equity Plan. The effectiveness of the amendments described in (3) above is not subject to stockholder approval and those amendments are effective as of October 20, 2011. If the stockholders do not approve the amendment and restatement of the Equity Plan at the Annual Meeting, the increase in the number of shares of common stock reserved and available for issuance under the Equity Plan from 700,000 shares to 2,500,000 shares will not be effective and the increase in the number of our shares of common stock with respect to which grants may be made to any individual during any calendar year under the Equity Plan from 100,000 shares to 400,000 shares will not be effective.

The Marshall Edwards Board of Directors believes that the number of shares of our common stock provided for under the Equity Plan and the limit on the number of shares permitted to be granted to any individual in any calendar year will not be sufficient in view of the refocusing of Marshall Edwards’ development and growth efforts and other strategic initiatives being undertaken by the company. The Marshall Edwards Board of Directors has concluded that Marshall Edwards’ ability to attract, retain and motivate top quality employees, officers, directors, advisors and consultants is material to its success, and would be enhanced by its continued ability to grant equity compensation under the Equity Plan and facilitate the grant of larger annual awards from time to time. Additionally, over the next several years, Marshall Edwards intends to engage in additional equity financings that may have the effect of diluting the value of awards previously made under the Equity Plan. Thus, the Marshall Edwards Board of Directors believes that the interests of Marshall Edwards and the interests of its stockholders will be advanced if employees, officers, directors, advisors and consultants can continue to be offered the opportunity to acquire or increase their proprietary interests in the company and that awards can be made to offset the effect of any capital-raising efforts. The Marshall Edwards Board of Directors, therefore, believes that the availability of more shares under the Equity Plan and the increase in the number of shares permitted to be granted to any individual in any calendar year will ensure that there will continue to be a sufficient number of shares with which to achieve the compensation strategy of Marshall Edwards.

The other proposed amendments are intended to limit, clarify, and update the Equity Plan in various respects. The proposed amendments also provide that it is our intention that, where applicable, awards conform to sections 162(m), 409A, 280G of the of the Internal Revenue Code of 1986, as amended (the “Code”), Rule 16b-3 under the Exchange Act, and the Dodd-Frank Act. Finally, the proposed amendments update the effective date of the amended and restated Equity Plan.

Stockholder approval is being sought (i) in order to meet the published listing requirements of the NASDAQ Capital Market, (ii) so that compensation attributable to grants under the Equity Plan may qualify for an exemption from the $1,000,000 deduction limit under section 162(m) of the Code (see discussion of “Material Federal Income Tax Consequences” below), and (iii) in order for ISOs to meet the requirements of the Code.

The Equity Plan, as amended and restated, is set forth in Annex A to this proxy statement, and the following description of the Equity Plan is only intended to be a summary of the key provisions of the Equity Plan as proposed to be amended by this proposal. Such summary is qualified in its entirety by the actual text of the Equity Plan to which reference is made.

Description of the Equity Plan as Proposed to be Amended and Restated

The purpose of the Equity Plan is to provide a means for us to attract, retain, motivate and reward present and prospective advisors, employees and non-employee directors by increasing their ownership interests in the company. Under the Equity Plan, individual awards may take the form of: (i) options to purchase shares of Marshall Edwards common stock, including ISOs, non-qualified stock options or both; (ii) SARs; (iii) restricted stock, consisting of shares of Marshall Islands stock that are subject to forfeiture based upon the failure to satisfy employment-related restrictions; (iv) deferred stock, representing the right to receive shares of Marshall Islands stock in the future; (v) bonus stock and awards in lieu of cash compensation; (vi) dividend equivalents, consisting of a right to receive cash, other awards or other property equal in value to dividends paid with respect to a specified number of shares of Marshall Edwards stock; or (vii) other awards, not otherwise provided for, denominated or payable in, or the value of which is based in whole or in part upon the market or book value of, Marshall Edwards stock. Dividend Equivalents may be paid, distributed or accrued in connection with any award issued under the Equity Plan, whether or not vested. Awards granted under the Equity Plan are generally not assignable or transferable, except by the laws of descent and distribution, unless permitted by Marshall Edwards’ compensation committee.

If and to the extent options and SARs granted under the Equity Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards stock units, or other stock-based awards are forfeited, terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the Equity Plan. Shares of common stock surrendered in payment of the exercise price of an option, or withheld for payment of taxes, shall not be available for re-issuance under the Equity Plan. Upon the exercise of an option through a net exercise procedure, or upon the exercise of a SAR, both for purposes of calculating the number of shares remaining available for issuance under the Equity Plan and the number of shares remaining available for exercise under such option or SAR, the number of such shares shall be reduced by the gross number of shares for which the option or SAR is exercised and without regard to any cash settlement of a SAR. Except as provided with respect to cash settlement of SARs, to the extent that any grants are paid in cash and not in shares of common stock, any shares previously subject to such grants shall again be available for issuance or transfer under the Equity Plan and shall not count against the share limits for purposes of shares available under the Equity Plan.

The Equity Plan is generally administered by the compensation committee of the Marshall Edwards Board of Directors, except that Marshall Edwards Board of Directors will perform the committee’s functions under the Equity Plan for purposes of grants of awards to members of the committee, and, to the extent permitted under applicable law and regulation, may perform any other function of the committee as well. The compensation committee has the authority, among other things, to: (i) select the present or prospective advisors, employees and non-employee directors entitled to be granted awards under the Equity Plan; (ii) determine the types of awards, or combinations thereof, and whether such awards are to operate on a tandem basis or in conjunction with other awards; (iii) determine the number of shares of Marshall Edwards common stock or units or rights covered by an award; and (iv) determine the other terms and conditions of any award, including, without limitation, any restrictions or limitations on transfer, any vesting schedules or the acceleration thereof and any forfeiture provisions or waivers thereof. Whether and to what extent terms of awards under the Equity Plan will be standardized has not yet been determined. However, the exercise price at which shares of Marshall Edwards common stock may be purchased pursuant to the grant of stock options under the Equity Plan may not be less than 100% of the fair market value of the shares covered by such grant on the date of grant, measured at the closing market price of the common stock on such date. The compensation committee’s authority with respect to awards to employees who are not directors or executive officers may be delegated to our officers or managers, including our Chief Executive Officer. This delegation may be revoked at any time.

Marshall Edwards’ present and prospective directors, officers, employees, advisors and consultants and those of its subsidiaries and affiliates are eligible for awards under the Equity Plan. As of October 21, 2011, Marshall Edwards estimates that approximately 14 individuals were eligible to participate in the Equity Plan, including its three executive officers and five non-employee directors. Since the selection of participants and their awards are to be determined in the discretion of the compensation committee, such individuals and their awards are not presently determinable.

As noted above, the maximum number of shares of Marshall Edwards common stock with respect to which awards may be made under the Equity Plan, as proposed to be amended and restated, may not exceed 2,500,000 shares, all of which may be shares of common stock subject to ISOs.

As of October 21, 2011, 464,550 shares of Marshall Edwards common stock were subject to outstanding awards under the Equity Plan, and no shares of common stock had been issued pursuant to the exercise or settlement of any awards granted under the Equity Plan since its inception in 2008. Accordingly, as of such date, under the current Equity Plan 235,450 additional shares could be the subject of new awards and 464,550 shares would remain to be issued in settlement or exercise of outstanding awards. Under the Equity Plan as proposed to be amended and restated, and assuming no new grants or settlements or exercises of awards before this proposal becomes effective, 2,035,450 additional shares could be the subject of new awards and 464,550 shares would remain to be issued in settlement or exercise of outstanding awards. The number and kind of shares of Marshall Edwards common stock provided for under the Equity Plan is subject to adjustment, as discussed below.

As noted above, the Equity Plan, as proposed to be amended and restated, also provides that, during any calendar year, no participant may be granted awards that may be settled by delivery of more than 400,000 shares of Marshall Edwards common stock, subject to adjustment.

In the event that our compensation committee determines that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of shares or other securities, stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects our shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Equity Plan, then the committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of stock reserved and available for awards under the Equity Plan, including shares reserved for ISOs; (ii) the number and kind of shares of stock specified in the annual per-participant limitations under the Equity Plan; (iii) the number and kind of shares of outstanding restricted stock or other outstanding awards in connection with which shares have been issued; (iv) the number and kind of shares that may be issued in respect of other outstanding awards; and (v) the exercise price, grant price or purchase price relating to any award (or, if deemed appropriate, the committee may make provision for a cash payment, including, without limitation, payment based upon the intrinsic (i.e., in-the-money) value, if any, with respect to any outstanding award). In addition, the compensation committee shall make appropriate adjustments in the terms and conditions of, and the criteria included in, awards (including, without limitation, cancellation of unexercised or outstanding awards, or substitution of awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence and events constituting a change in control) affecting us or our financial statements, or in response to changes in applicable law, regulation, or accounting principles.

Except as otherwise provided in individual award agreements, all conditions and restrictions relating to the continued performance of services with respect to the exercisability or full enjoyment of an award will accelerate or otherwise lapse immediately prior to a “change in control” (as defined in the Equity Plan). Upon the consummation of any transaction whereby we become a wholly-owned subsidiary of any corporation, all options outstanding under the Equity Plan will terminate (after taking into account any accelerated vesting), with or without the payment of any consideration therefor, including, without limitation, payment of the intrinsic (i.e., in-the-money) value of such options, as determined by the committee, unless such other corporation continues or assumes the Equity Plan as it relates to options then outstanding (in which case such other corporation will be treated as us for all purposes under the Equity Plan, and, the compensation committee of such other corporation shall make appropriate adjustment in the number and kind of shares of stock subject thereto and the exercise price per share thereof to reflect consummation of such transaction). If the Equity Plan is not to be so assumed, we will notify the participant at least ten days in advance of the consummation of such transaction.

As to any award granted as a stock option or SAR, the Equity Plan includes a restriction providing that the compensation committee may not, without prior stockholder approval to the extent required under applicable law or regulation, subsequently reduce the exercise price or grant price relating to such award, or take such other actions as may be considered a “repricing” of such award within the meaning given to “repricing” in accordance with the applicable stock exchange in which such shares of company stock are registered, as in effect from time to time. Adjustments to the exercise price or number of shares of Marshall Edwards common stock subject to a stock option or SAR to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”

All awards under the Equity Plan are subject to the applicable provisions of the Marshall Edwards’ clawback or recoupment policy, as such policy may be in effect from time to time.

The Equity Plan may be amended, altered, suspended, discontinued or terminated by the Marshall Edwards Board of Directors without stockholder approval unless such approval is required by law or regulation, including, without limitation, under the rules of any stock exchange or automated quotation system on which Marshall Edwards’ common stock is then listed or quoted. The compensation committee may waive any conditions or amend, alter, suspend, discontinue or terminate any award under the Equity Plan. No such change to the Equity Plan or any award may, without the participant’s consent, materially impair the rights of the participant under an outstanding award except as provided in the Equity Plan or applicable award agreement.

Material Federal Income Tax Consequences

The following is a brief description of the federal income tax consequences generally arising with respect to awards that may be granted under the Equity Plan. This discussion is intended for the information of Marshall Edwards stockholders considering how to vote at the Marshall Edwards Annual Meeting and not as tax guidance to individuals who may participate in the Equity Plan. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign laws.

The grant of an option or SAR will create no tax consequences for the participant or Marshall Edwards. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and Marshall Edwards will receive no tax deduction at that time. Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable stock received. In each case, Marshall Edwards will generally be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant.

A participant’s disposition of stock acquired upon the exercise of an option or SAR generally will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such stock (or the exercise price of the option in the case of stock acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to Marshall Edwards in connection with a disposition of stock acquired upon the exercise of an option or other award, except that Marshall Edwards will generally be entitled to a tax deduction (and the participant will recognize ordinary taxable income) if stock acquired upon exercise of an ISO is disposed of before the applicable ISO holding periods have been satisfied.

With respect to awards granted under the Equity Plan that may be settled either in cash or in stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the cash or fair market value of stock or other property received. Marshall Edwards will generally be entitled to a tax deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the fair market value of the stock or other property received at the first time the stock or other property becomes transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. Marshall Edwards will generally be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of the stock or other property rather than upon the lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such stock or property, the participant would not be entitled to any tax deduction, including capital loss, for the value of the stock or property on which the participant previously paid tax. Such election must be made and filed with the Internal Revenue Service within 30 days after the receipt of the stock or other property.

As discussed above, in certain cases the federal income tax deduction to which Marshall Edwards otherwise is entitled may be limited by application of section 162(m) of the Code, which generally disallows a publicly-held corporation’s tax deduction for compensation paid to its chief executive officer and certain of its other most highly compensated executive officers in excess of $1,000,000 in any year; however, compensation that qualifies as “performance-based compensation” is excluded from the $1,000,000 deductibility cap. Marshall Edwards intends that options and SARs granted under the Equity Plan at the fair market value of its common stock on the date of grant will qualify as performance-based compensation. Stock units, performance units, stock awards, dividend equivalents and other awards granted under the Equity Plan will qualify as performance-based compensation only when Marshall Edwards’ Compensation Committee conditions such grants on the achievement of specified performance goals in accordance with the requirements of section 162(m) of the Code.

Under section 409A of the Code, an award under the Equity Plan may be taxable to the participant at 20 percentage points above ordinary federal income tax rates at the time the award becomes vested, plus interest and penalties, even if that is prior to the delivery of cash or stock in settlement of the award, if the award constitutes “deferred compensation” under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

The Equity Plan provides that Marshall Edwards has the right to require participants under the Equity Plan to pay it an amount necessary for it to satisfy its federal, state, local and foreign tax withholding obligations with respect to such awards. Marshall Edwards may withhold from other amounts payable to such individual an amount necessary to satisfy these obligations. Unless the Compensation Committee or its designee determines otherwise, a participant may satisfy this withholding obligation by having shares acquired pursuant to the award withheld.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the amended and restated Marshall Edwards, Inc. 2008 Stock Omnibus Compensation Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE MARSHALL EDWARDS, INC. 2008 STOCK OMNIBUS COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE SUBJECT TO AWARDS UNDER THE PLAN BY 1,800,000 AND TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE SUBJECT TO AWARDS GRANTED TO ANY INDIVIDUAL DURING ANY CALENDAR YEAR BY 300,000.

RATIFICATION OF APPOINTMENT OF BDO USA LLP (PROPOSAL NO. 3)

Background

The Audit Committee has selected BDO USA, LLP (“BDO USA”) as independent registered public accounting firm to audit the financial statements of Marshall Edwards for the fiscal year ending June 30, 2012. The Board of Directors is submitting the appointment of BDO USA to the stockholders for ratification as a matter of good corporate practice.

Effective as of January 18, 2011, the Audit Committee engaged BDO USA as the independent registered public accounting firm to audit Marshall Edwards’ financial statements for the fiscal year ending June 30, 2011. The Audit Committee approved the appointment of BDO USA to replace BDO Audit (NSW-VIC) Pty Ltd (formerly BDO Kendalls Audit & Assurance (NSW-VIC) Pty Limited) (“BDO Audit”) who resigned concurrent with the appointment of BDO USA effective January 18, 2011.

BDO Audit served as Marshall Edwards’ independent auditor for the fiscal years ended June 30, 2010 and June 30, 2009.

Each of BDO USA and BDO Audit are Member Firms of BDO International. The engagement of BDO USA and the concurrent resignation of BDO Audit as Marshall Edwards’ independent auditor resulted from the effective relocation of Company management to the United States from Sydney, Australia. The report of BDO USA on Marshall Edwards’ balance sheet as of June 30, 2011 and the related statements of operations, stockholders’ equity and cash flows for the year ended June 30, 2011, and for the period from December 1, 2000 (inception) through June 30, 2011, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle. The report of BDO Audit on Marshall Edwards’ balance sheets as of June 30, 2010 and June 30, 2009 and the related statements of operations, stockholders’ equity and cash flows for each of the years in the three year period ended June 30, 2010, and for the period from December 1, 2000 (inception) through June 30, 2010, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal year ended June 30, 2011, there were no disagreements with BDO USA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of BDO USA, would have caused BDO USA to make reference to the subject matter of the disagreement in connection with their report on Marshall Edwards’ balance sheet as of June 30, 2011 and the related statements of operations, stockholders’ equity and cash flows for the year ended June 30, 2011 and for the period from December 1, 2000 (inception) through June 30, 2011. During the fiscal year ended June 30, 2010, there were no disagreements with BDO Audit on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of BDO Audit, would have caused BDO Audit to make reference to the subject matter of the disagreement in connection with their report on Marshall Edwards’ balance sheets as of June 30, 2010 and June 30, 2009 and the related statements of operations, stockholders’ equity and cash flows for each of the years in the three year periods ended June 30, 2010, and for the period from December 1, 2000 (inception) through June 30, 2010.

During the fiscal years ended June 30, 2011 and June 30, 2010, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Prior to the engagement of BDO USA, neither Marshall Edwards nor anyone on behalf of Marshall Edwards consulted with BDO USA during the fiscal years ended June 30, 2011 and June 30, 2010 and the interim period from July 1, 2010 through January 18, 2011, in any manner regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Marshall Edwards’ financial statements, and neither was a written report provided to Marshall Edwards nor was oral advice provided that BDO Audit concluded was an important factor considered by

Marshall Edwards in reaching a decision as to the accounting, auditing or financial reporting issue, or (b) a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Representatives of BDO USA are expected to be present at the Marshall Edwards Annual Meeting. The BDO USA representatives will have an opportunity to make a statement at the meeting and are expected to be available to respond to appropriate questions.

Fees Paid to Auditors

Audit Fees

During the fiscal year ended June 30, 2011, Marshall Edwards incurred aggregate audit fees of $84,500 to BDO USA and $26,800 to BDO Audit. Audit fees relate to professional services rendered in connection with the audit of Marshall Edwards’ annual financial statements and internal control over financial reporting, quarterly review of financial statements included in Marshall Edwards’ Quarterly Reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings.

During the fiscal year ended June 30, 2010, Marshall Edwards incurred aggregate audit fees of $111,700 to BDO Audit. Marshall Edwards did not incur any audit fees to BDO USA during the fiscal year ended June 30, 2010.

Audit-related Fees

During the fiscal year ended June 30, 2011, Marshall Edwards paid to BDO Audit aggregate audit-related fees of $111,000. Marshall Edwards did not pay BDO USA any aggregate audit-related fees during the fiscal year ended June 30, 2011. Audit-related fees comprise fees for professional services that are reasonably related to the performance of the audit or review of Marshall Edwards’ financial statements, including providing consents for inclusion of their opinion in registration statements filed with the Securities and Exchange Commission.

During the fiscal year ended June 30, 2010, Marshall Edwards did not pay any audit-related fees to BDO USA or BDO Audit.

Tax Fees

During the fiscal year ended June 30, 2011, Marshall Edwards incurred aggregate tax fees of $18,400 to BDO USA and incurred aggregate tax fees of $5,750 to BDO (NSW-VIC) Pty Ltd. Tax fees comprise fees for professional services related to tax compliance and advice.

During the fiscal year ended June 30, 2010, Marshall Edwards incurred aggregate tax fees of $3,300 to BDO USA and $4,100 to BDO (NSW-VIC) Pty Ltd, respectively.

Other Fees

Except as described above, no other fees were paid to BDO USA or BDO Audit during the fiscal years ending June 30, 2011 and 2010.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedure for pre-approving all audit and non-audit services to be performed by Marshall Edwards’ independent auditors. The policy requires pre-approval of all services rendered by Marshall Edwards’ independent auditors either as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on a case by case basis.

VOTE REQUIRED

The ratification of the appointment of BDO USA, LLP as Marshall Edwards’ independent registered public accounting firm for the fiscal year ending June 30, 2012 will require approval by the majority of the votes cast by the holders of the shares of Marshall Edwards common stock voting in person or by proxy at the Annual Meeting. Stockholders may vote either for or against or abstain from voting on the proposal to ratify the selection of BDO USA, LLP as Marshall Edwards’ independent registered public accounting firm. Abstentions and broker non-votes, if any, will be counted for the purposes of determining the presence or absence of a quorum, but will have no effect on the ratification of BDO USA, LLP as Marshall Edwards’ independent registered public accounting firm for the fiscal year ending June 30, 2012. A failure to vote by not returning a signed proxy will have no effect on the outcome of the proposal.

In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection of audit firms, but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in Marshall Edwards’ stockholders’ best interest.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF BDO USA, LLP TO ACT AS MARSHALL EDWARDS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2012.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of Marshall Edwards has furnished the following report on its activities during the fiscal year ended June 30, 2011. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Marshall Edwards specifically incorporates it by reference into any such filing.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, principles and internal controls as well as preparation of Marshall Edwards’ financial statements. For the fiscal year ended June 30, 2011, the members of the Audit Committee were Ms. Leah Cann (chairperson), Professor Bryan Williams and Dr. Christine White, each of whom is an independent director as defined by the applicable Nasdaq and SEC rules. The Audit Committee held four meetings during the fiscal year ended June 30, 2011.

In fulfilling its responsibilities, the Audit Committee appointed independent auditors BDO USA for the fiscal year ended June 30, 2011. The Audit Committee reviewed and discussed with the independent auditors the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed with the independent auditors and with management Marshall Edwards’ audited financial statements and the adequacy of its internal controls. The Audit Committee met with the independent auditors, without management present, to discuss the results of Marshall Edwards’ independent auditor’s audits, their evaluations of Marshall Edwards’ internal controls and the overall quality of Marshall Edwards’ financial reporting.

Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee will continue its practice of recommending that the Board of Directors ask the stockholders, at their annual meeting, to ratify their appointment of the independent auditors.

The Audit Committee monitored the independence and performance of the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by PCAOB Auditing Standards (AU Section 380). Marshall Edwards’ independent auditors have provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors communications with the audit committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2011 for filing with the SEC.

Ms. Leah Rush Cann

Professor Bryan Williams

Dr. Christine A. White

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our agreements with our parent corporation Novogen are each summarized below. As Novogen is our parent corporation, each of our agreements with Novogen is considered a related party transaction. Our Code of Business and Ethics provides that our Audit Committee, which is composed of independent directors in accordance with both Nasdaq and SEC guidelines, review and approve all related party transactions. As such, each of these agreements were reviewed and approved by the majority of the members of our Audit Committee who did not have an interest in the transactions. We believe that each of our executed agreements with Novogen was on terms as favorable to us as we could have obtained from unaffiliated third parties. The following description is only a summary of what we believe are the material provisions of the agreements.

Isoflavone Transaction; Termination of License Agreements

In May 2011, we purchased from Novogen and Novogen Research Pty Limited, a wholly owned subsidiary of Novogen, certain assets used in or generated under or in connection with the discovery, development, manufacture and marketing of intellectual property and products based on the field of isoflavonoid technology and on compounds known as isoflavones, including those related to the drug candidates Phenoxodiol, Triphendiol, NV 143 and NV-128 (the “Isoflavone-related Assets”). In exchange, we issued to Novogen 1,000 shares of its Series A Convertible Preferred Stock and assumed specified potential liabilities related to these assets. The foregoing transactions are referred to collectively herein as the “Isoflavone Transaction”. Each share of Series A Convertible Preferred Stock is convertible at any time and from time to time and without the payment of additional consideration by the holder thereof into 4,827 shares of our common stock. In addition, if a Phase II clinical trial involving any of the Isoflavone-related Assets has achieved a statistically significant result (p=0.05 or less) or a first patient is enrolled in a Phase III clinical trial involving such technology, whichever is earlier, each share of the Series A Convertible Preferred Stock not already converted may thereafter be converted into 9,654 shares of our common stock.

Prior to the consummation of the Isoflavone Transaction, we had license agreements with Novogen for the use of some of the Isoflavone-related Assets in the development and commercialization of drugs for the treatment of cancer. These agreements, which were terminated upon consummation of the Isoflavone Transaction as described below, covered only applications of such assets for use in the treatment of cancer, excluding dermatological applications, and not all possible therapeutic indications. The Isoflavone-related Assets also include patent families which we had not previously licensed, and which may provide additional product candidate development opportunities.

Upon the consummation of the Isoflavone Transaction, each of the following agreements, along with any other agreements relating thereto, with respect to the Isoflavone-related Assets, was terminated:

•

Phenoxodiol License Agreement. In September 2003, our wholly-owned subsidiary Marshall Edwards Pty Limited (“MEPL”) and Novogen’s wholly-owned subsidiary, Novogen Research Pty Limited entered into a license agreement (the “Phenoxodiol License Agreement”) pursuant to which Novogen Research Pty Limited granted MEPL a world-wide, non-transferable license under its patents and patent applications and in its licensed know-how to conduct clinical trials and commercialize and distribute certain Phenoxodiol products.

MEPL paid $5,000,000 to Novogen in February 2004, which was the first lump sum license fee payment due under the terms of the Phenoxodiol License Agreement. Also, MEPL paid $2,000,000 to Novogen in January 2005 and $4,000,000 in January 2006 which were the annual milestone license fee payments due under the Phenoxodiol License Agreement. MEPL paid a second lump sum license fee of $5,000,000 to Novogen in July 2006 following the raising of funds in a private placement closed on July 11, 2006 (the “July 2006 PIPE”). This license fee was due on the later of November 1, 2003 or such later date when the cumulative total of all funds received from debt or equity issuances and revenue received from commercialization (income other than sales) and sales of Phenoxodiol products exceeded $50,000,000. Following the July 2006 PIPE, the funds received from equity issuances exceeded $50,000,000 which triggered this license fee payment.

The Phenoxodiol License Agreement also provided that, until the expiration of the exclusivity period of the license, MEPL would pay Novogen 2.5% of all net sales and 25% of commercialization income. After the exclusivity period of the license, 1.5% of net sales were required to be paid to Novogen. The preconditions to such payments did not occur.

In addition to the foregoing amounts, the Phenoxodiol License Agreement was amended in June 2006 and April 2007 to provide that upon the earliest receipt by MEPL of the first (i) approval by the U.S. Food and Drug Administration (the “FDA”) of a New Drug Application (“NDA”) for Phenoxodiol; (ii) approval or authorization of any kind to market Phenoxodiol in the U.S.; or (iii) approval or authorization of any kind by a government agency in any other country to market Phenoxodiol, MEPL would be required to pay Novogen Research Pty Limited $8,000,000, together with interest on such amount from (and including) December 31, 2006 to (but excluding) the Approval Date. Thereafter, MEPL would be required to make license milestone fee payments of $8,000,000 to Novogen Research Pty Limited on December 31 of the year of the Approval Date and on December 31 of each year thereafter during the exclusivity period under the Phenoxodiol License Agreement.

No license fees were accrued in respect of Phenoxodiol prior to the termination of the Phenoxodiol License Agreement.

•

Triphendiol and NV-143 License Agreement. In May 2006, MEPL and Novogen Research Pty Limited entered into a license agreement pursuant to which Novogen Research Pty Limited granted MEPL a world-wide, non-transferable license under its patents and patent applications and in its licensed know-how to conduct clinical trials and commercialize and distribute certain products based on two oncology compounds known as Triphendiol and NV-143. MEPL paid $1,000,000 to Novogen in May 2006 which was the first lump sum license fee payment due under the terms of the NV-196 and NV-143 License Agreement. The Triphendiol and NV-143 License Agreement also provided that MEPL would pay to Novogen certain milestone license fees upon the occurrence certain milestone events, including:

(i) $1,000,000 on the date an investigational new drug application (“IND”) for the licensed product goes into effect or the equivalent approval of a government agency is obtained in another country. If this event did not occur before March 31, 2008, then this amount would become due. The amount of $1,000,000 was paid to Novogen on March 31, 2008 under the terms of this agreement;

(ii) $2,000,000 on the date of enrollment of the first clinical trial subject in a Phase II clinical trial of the licensed product. If this event did not occur before June 30, 2009, then this amount would become due. The amount of $2,000,000 was paid to Novogen on June 30, 2009 under the terms of this agreement;

(iii) $3,000,000 on the date of enrollment of the first clinical trial subject in a Phase III clinical trial of the licensed product. If this event did not occur before December 31, 2011, then this amount would have become due; and

(iv) $8,000,000 on the date of first receipt of a NDA for the licensed product from the FDA or equivalent approval from a government agency in another country. If this event did not occur before December 31, 2013, then this amount would have become due.

In addition, the Triphendiol and NV-143 License Agreement provided that MEPL must pay Novogen 5% of all net sales and 25% of commercialization income for the term of the license. The royalty rate was reduced by 50% if the licensed patent right in any country or territory expires, lapses, is revoked, does not exist or is assigned to MEPL and the product is entirely manufactured and supplied in such country. The agreement also required minimum royalties of $3,000,000 per year following the date of the first receipt of an NDA for a licensed product from the FDA (or equivalent approval from a government agency in any other country) until the expiration of the term.

•

NV-128 License Agreement. In August 2009, MEPL and Novogen Research Pty Limited entered into license agreement pursuant to which Novogen Research Pty Limited granted MEPL an exclusive, worldwide, non-transferable license under its patents and patent applications and in the intellectual property rights related to its know how to conduct clinical trials, commercialize and distribute a compound known as NV-128. MEPL paid $1,500,000 to Novogen Research in August 2009, which was the first lump sum license fee payment under the terms of the NV-128 License Agreement. The Triphendiol and NV-143 License Agreement also provided that MEPL would pay to Novogen certain milestone license fees upon the occurrence certain milestone events, including:

(i) $1,000,000 on the date an IND for the licensed product goes into effect or the equivalent approval of a government agency is obtained in another country. If this event did not occur before December 31, 2011 then this amount would have become due;

(ii) $2,000,000 on the date of enrollment of the first clinical trial subject in a Phase II clinical trial of the licensed product. If this event did not occur before December 31, 2012, then this amount would have become due;

(iii) $3,000,000 on the date of enrollment of the first clinical trial subject in a Phase III clinical trial of the licensed product. If this event did not occur before December 31, 2014, then this amount would have become due; and

(iv) $8,000,000 on the date of first receipt of a NDA for the licensed product from the FDA or equivalent approval from a government agency in another country. If this event did not occur before December 31, 2017, then this amount would have become due.

In addition, the NV-128 License Agreement provided that MEPL must pay Novogen Research 5% of all net sales and 25% of commercialization income for the term of the license. The royalty rate was reduced by 50% if the licensed patent right in any country or territory expires, lapses, is revoked, does not exist or is assigned to MEPL and the product is entirely manufactured and supplied in such country. The agreement also required minimum royalties of $3,000,000 per year following the date of the first receipt of an NDA for a licensed product from the FDA (or equivalent approval from a government agency in any other country) until the expiration of the term.

Additionally, we, Novogen and MEPL agreed to terminate, effective as of December 31, 2010, the services agreement entered into among such parties in September 2003 (the “Services Agreement”), under which Novogen had previously provided services to us relating to research and development services as well as administrative and accounting services, effective as of December 31, 2010.

Securities Subscription Agreement

On September 27, 2011, we entered into a Securities Subscription Agreement (the “Securities Subscription Agreement”) with Novogen, pursuant to which we sold to Novogen 1,333,333 shares (the “Shares”) of common stock at a purchase price of $1.50 per Share, for gross proceeds of $2 million. The Shares were issued in a private offering in reliance on Section 4(2) of the Securities Act of 1933, as amended.

In a letter dated September 28, 2011, Novogen also committed to make an additional equity investment in us of $2,000,000 on or before June 30, 2012.

Transactions and Corporate Opportunities

Under our certificate of incorporation, we are subject to certain provisions which serve to define and delineate the respective rights and duties of us, Novogen and some of our directors and officers in situations where:

•	Novogen invests or engages in business activities that are the same as, or similar to, our business activities;

•	directors, officers and/or employees of Novogen serve as our directors and/or officers; and

•	Novogen has interest in a potential transaction or matter in which we have a similar interest in exploiting as a matter of corporate opportunity.

Pursuant to our certificate of incorporation, Novogen has no duty to refrain from investing or engaging in activities or lines of business similar to ours and neither Novogen nor any of its officers, directors, stockholders, affiliates, subsidiaries or employees will be liable to us or our stockholders for breach of any fiduciary duty by reason of any of these activities. In addition, if Novogen acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both us and Novogen, then neither Novogen nor any of its officers, directors, stockholders, affiliates, subsidiaries or employees will have a duty to communicate or offer this corporate opportunity to us and will not be liable to us or our stockholders for breach of any fiduciary duty as a stockholder by reason of the fact that Novogen or any other such person pursues or acquires the corporate opportunity for itself, directs the corporate opportunity to another person or does not communicate information regarding the corporate opportunity to us.

We do not release from potential liability our own officers and directors in instances where a corporate opportunity is offered to the officer and/or director in his or her capacity as an officer and that person serves as a director, officer or employee of Novogen while holding the position of a director but not officer of Marshall Edwards.

Further, any of our officers who is also a Novogen director but not a Novogen officer or employee may be potentially liable for exploiting our corporate opportunities whether or not such opportunities were offered to that officer in his or her official capacity.

By becoming one of our stockholders, holders are deemed to have notice of and consented to these provisions of our restated certificate of incorporation. Until Novogen ceases to beneficially own common stock representing at least 20% of the voting power of our outstanding capital stock, these provisions may not be amended or repealed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF MARSHALL EDWARDS

The following table sets forth information with respect to the beneficial ownership of shares of Marshall Edwards’ Common Stock as of September 30, 2011 (except as otherwise indicated below) by (i) each person known to beneficially own more than 5% of Marshall Edwards’ Common Stock, (ii) each of Marshall Edwards’ officers and directors, and (iii) Marshall Edwards’ officers and directors as a group. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or convertible preferred stock, exercisable or convertible on or within sixty (60) days of September 30, 2011, are deemed outstanding. Such shares however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership described below is based on 11,814,025 shares of common stock outstanding, plus adjustments to the number of shares of common stock outstanding as described above, as of September 30, 2011.

Beneficial Owner	Amount & Nature of Beneficial Ownership	Percentage of Shares Beneficially Owned
Novogen Limited(1)	11,401,162	68.5%
Capital Ventures International(2)	1,165,010	9.9%
OppenheimerFunds, Inc.(3)	761,281	6.4%
Hudson Bay Master Fund Ltd.(4)	1,187,060	9.9%
Ironridge Global IV, Ltd.(5)	654,706	5.5%
Daniel P. Gold(6)	87,242	*
Thomas M. Zech(7)	25,926	*
Bryan Williams(8)(9)	500	*
Christine White(9)	—	*
Leah Cann(9)	—	*
William D. Rueckert(9)(10)	2,085	*
Robert Mass(11)	—	*
Charles V. Baltic III(9)	—	*
All directors and executive officers as a group (8 individuals)	115,753	*

*	Less than 1%
(1)	Derived from Amendment No. 3 to Schedule 13D filed by Novogen on October 5, 2011. The beneficial ownership reflected in the table includes 6,574,162 shares of Common Stock outstanding on October 5, 2011, as well as 4,827,000 shares of Common Stock issuable upon conversion of all of the 1,000 shares of Series A Convertible Preferred Stock outstanding as of such date. Each share of Series A Convertible Preferred Stock is convertible at any time and from time to time and without the payment of additional consideration by the holder thereof into 4,827 shares of Common Stock, for an aggregate amount of 4,827,000 shares. In addition, if a Phase II clinical trial involving any of the isoflavone technology acquired by Marshall Edwards pursuant to the Asset Purchase Agreement has achieved a statistically significant result (p=0.05 or less) or a first patient is enrolled in a Phase III clinical trial involving such technology, whichever is earlier, each share of the Series A Convertible Preferred Stock not already converted may thereafter be converted into 9,654 shares of Common Stock. The business address of Novogen is 140 Wicks Road, North Ryde, New South Wales 2113, Australia.
(2)

Derived in part from Schedule 13G filed by Capital Ventures International (“CVI”) on August 4, 2011, which describes the beneficial ownership of 417,608 common shares and warrants to purchase up to 512,342 common shares. Pursuant to the terms of the warrants and the Amended and Restated Securities Purchase Agreement, dated May 16, 2011, between Marshall Edwards, CVI and Hudson Bay Master Fund Ltd. (the “May 2011 Purchase Agreement”), the exercise of the warrants is subject to a cap on CVI’s ownership interest in Marshall Edwards of 9.99%. As a result, 1,125,282 shares of common stock issuable upon exercise of the Series A warrant held by CVI have been excluded from the table. As a result of an increase in the number of outstanding common shares since the filing of CVI’s Schedule 13G, and referring to the records of Marshall Edwards with respect to the shares issued upon CVI’s exercise of its Series B warrant on September 28, 2011, the table assumes that CVI disposed of approximately 151,750 shares prior to September 28, 2011, in order to comply with the 9.99% cap. The principal business address of Capital Ventures International is One Capitol Place, P.O. Box 1787 GT, Grand Cayman, Cayman Islands, British West Indies.
(3)	Derived from Amendment No. 5 to Schedule 13G filed by Oppenheimer Funds, Inc. on February 10, 2011. Oppenheimer Funds, Inc., an investment advisor, is the beneficial owner of 761,281 shares of Marshall Edwards Common Stock (the “Oppenheimer Shares”), which includes 30,560 shares of Marshall Edwards Common Stock issuable upon the exercise of warrants exercisable within 60 days of September 30, 2011. Oppenheimer Funds, Inc. exercises shared voting and investment control with respect to the Oppenheimer Shares. The business address of Oppenheimer Funds, Inc. is Two World Financial Center, 225 Liberty Street, New York, New York 10281. Oppenheimer International Growth Fund is the beneficial owner of 461,029 of the Oppenheimer Shares, representing 3.9% of the Marshall Edwards Common Stock outstanding as of September 30, 2011, which includes 30,560 shares of Marshall Edwards Common Stock issuable upon the exercise of warrants exercisable within 60 days September 30, 2011. Oppenheimer International Growth Fund exercises shared voting and investment control with respect to these 461,029 shares. The business address of Oppenheimer International Growth Fund is 6803 S. Tucson Way, Centennial, Colorado 80122.
(4)	Derived in part from Schedule 13G filed by Hudson Bay Master Fund Ltd. dated August 3, 2011, which describes the beneficial ownership of 417,609 common shares; Series A warrants to purchase up to 1,125,282 common shares, which expire on November 18, 2016; and Series B warrants to purchase up to 1,082,767 common shares which expire May 18, 2012. Pursuant to the terms of the warrants and the May 2011 Purchase Agreement, the exercise of the warrants is subject to a cap on Hudson Bay Master Fund Ltd.’s ownership interest in Marshall Edwards of 9.99%. As a result, 1,056,282 shares of common stock issuable upon exercise of the Series A warrant held by Hudson Bay Master Fund Ltd. have been excluded from the table. Marshall Edwards has also used its records of shares issued upon Hudson Bay Master Fund Ltd.’s exercise of its Series B warrant on September 28, 2011 to calculate the number of shares held by Hudson Bay Master Fund Ltd. The principal business address of Hudson Bay Master Fund Ltd. is Walkers SPV Limited, Walker House, PO Box 908GT, Mary Street, Georgetown, Grand Cayman, Cayman Islands.
(5)	Derived from Schedule 13G filed by Ironridge Global IV Ltd. indicating they hold 654,706 shares, which is 5.5% of the shares outstanding as of September 30, 2011. The principal business address of Ironridge Global IV Ltd. is Harbour House, Waterfront Drive, P.O. Box. 972, Road Town, Tortola, British Virgin Islands, VG1110.
(6)	Pursuant to the terms of the Gold Employment Letter, Dr. Gold received options to purchase 220,390 shares of Marshall Edwards’ common stock in two separate tranches. The first tranche of options to purchase 110,195 shares of common stock of Marshall Edwards was granted to Dr. Gold upon his appointment as President and Chief Executive Officer on April 23, 2010, with an exercise price per share equal to the closing price of Marshall Edwards’ common stock on April 23, 2010. The second tranche of options to purchase 110,195 shares of common stock of Marshall Edwards was granted to Dr. Gold on June 7, 2010, which date was no later than thirty (30) days following the public release of Marshall Edwards’ Ovature study results, in accordance with the terms of the Gold Employment Letter. Of Dr. Gold’s options, 25% will vest one year from the effective date of the Gold Employment Letter and, thereafter, the remaining 75% of Dr. Gold’s options will vest in equal monthly installments over the following thirty-six (36) months. In the event of a Change in Control of Marshall Edwards, as defined in the Gold Employment Letter, Dr. Gold’s options will become fully vested. Dr. Gold also received options to purchase 100,000 shares of Marshall Edwards common stock in August 2011. Dr. Gold’s business address is c/o Marshall Edwards, Inc., 11975 El Camino Real, Suite 101, San Diego, California, 92130.
(7)

Pursuant to the terms of the Zech Employment Letter, Mr. Zech received options to purchase 73,463 shares of Marshall Edwards’ common stock, with an exercise price per share equal to the closing price of Marshall Edwards’ common stock on June 18, 2010 pursuant to the terms and conditions of the Zech Employment Letter, the applicable stock option grant agreement and the 2008 Stock Omnibus Equity Compensation Plan. Of Mr. Zech’s options, 25% will vest one year from the effective date of the Zech Employment Letter and, thereafter, the remaining 75% of Mr. Zech’s options will vest in equal monthly installments over the following thirty-six (36) months. In the event of a Change in Control of Marshall Edwards, as defined in the Zech Employment Letter, Mr. Zech’s options will become fully vested. Mr. Zech also received options to purchase 26,537 shares of Marshall Edwards common stock in August 2011. Mr. Zech’s business address is c/o Marshall Edwards, Inc., 11975 El Camino Real, Suite 101, San Diego, California, 92130.
(8)	Professor Bryan Williams is the beneficial owner of 500 shares of common stock. Professor Williams exercises sole voting and investment control with respect to the shares. Mr. Williams’ business address is c/o Marshall Edwards, Inc., 11975 El Camino Real, Suite 101, San Diego, California, 92130.
(9)	In accordance with the changes in non-executive director compensation approved by the Board of Directors on October 20, 2011, as described under the caption “Compensation of Directors” elsewhere in this proxy statement, each of Mr. Williams, Dr. White, Ms. Cann, Mr. Rueckert, and Mr. Baltic received options to purchase 25,169 shares of Marshall Edwards’ common stock, with an exercise price per share equal to the closing bid price of the common stock on October 20, 2011. One-third of such options will vest on October 20, 2012, and, thereafter, the remaining two-thirds of such options will vest in equal monthly installments over the following twenty-four (24) months, subject to continued service on the Board of Directors. In the event of a Change in Control, as defined in the 2008 Stock Omnibus Equity Compensation Plan, these options will become fully vested.
(10)	William D. Rueckert is the beneficial owner of 2,085 shares of common Stock. Mr. Rueckert exercises sole voting and investment control with respect to the shares. Mr. Rueckert’s business address is c/o Novogen Limited, 140 Wicks Road, North Ryde, NSW, Australia.
(11)	Pursuant to the terms of the Mass Employment letter, Dr. Mass received options to purchase 177,620 shares of Marshall Edwards’ common stock, with an exercise price per share equal to the closing price of Marshall Edwards’ common stock on June 1, 2011 pursuant to the terms and conditions of the Mass Employment Letter and the applicable stock option grant agreement. Of Dr. Mass’s options, 25% will vest one year from the effective date of the Mass Employment Letter and, thereafter, the remaining 75% of Dr. Mass’s options will vest in equal monthly installments over the following thirty-six (36) months. In the event of a Change in Control of Marshall Edwards, as defined in the Mass Employment Letter, Dr. Mass’s options will become fully vested. Dr. Mass’s business address is c/o Marshall Edwards, Inc., 11975 El Camino Real, Suite 101, San Diego, California, 92130.

WHERE YOU CAN FIND MORE INFORMATION

Marshall Edwards files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Marshall Edwards files at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Marshall Edwards’ SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at http://www.sec.gov.

If you would like to request documents from Marshall Edwards, including copies of this or future proxy statements, annual reports or forms of proxy, please send a request in writing, via email, or by telephone at the following address:

Marshall Edwards, Inc.

11975 El Camino Real, Suite 101

San Diego, CA 92130

(858) 792-6300

meiinformation@marshalledwardsinc.com

Attn: Investor Relations

You should rely only on the information contained in this document to vote your shares at the stockholder meetings. Marshall Edwards has not authorized anyone to provide you with information that differs from that contained in this document. This document is dated October 28, 2011. You should not assume that the information contained in this document is accurate as of any date other than that date.

Information on Marshall Edwards’ Website

Information on any Marshall Edwards’ website is not part of this document and you should not rely on that information in deciding whether to approve any of the proposals described in this document, unless that information is also in this document.

OTHER MATTERS FOR STOCKHOLDERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Marshall Edwards’ officers and directors and persons who beneficially own more than 10% of the Common Stock of Marshall Edwards to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of Marshall Edwards are also required by SEC regulations to furnish Marshall Edwards with copies of all Section 16(a) forms they file.

Based solely on Marshall Edwards’ review of the copies of such forms received by it with respect to the fiscal year ended June 30, 2011, all reports were filed on a timely basis except for the report by Mr. Rueckert, a director of Marshall Edwards, with respect to his ownership of 2,085 shares of Common Stock.

Stockholder Proposals

The deadline for stockholders to submit proposals to be considered for inclusion in Marshall Edwards’ proxy statement for next year’s annual meeting of stockholders is August 2, 2012. Such proposals may be included in next year’s proxy statement if they comply with certain rules and regulations promulgated by the SEC and the procedures set forth in Marshall Edwards’ bylaws, as amended, which, among other things, require notice to be delivered or mailed and received at Marshall Edwards’ executive offices. Notwithstanding the foregoing, in the event the date of Marshall Edwards Annual Meeting for fiscal 2013 is changed by more than 30 days from the date of the Annual Meeting for fiscal 2012, all stockholder proposals must be submitted a reasonable time before a solicitation is made.

Communication with the Marshall Edwards Board of Directors

Historically, Marshall Edwards has not provided a formal process related to stockholder communications with its Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Marshall Edwards believes its responsiveness to stockholder communications to the Board of Directors has been excellent. Therefore, the Marshall Edwards’ Board of Directors does not believe a formal process for stockholder communications is necessary at this time.

Delivery of this Proxy Statement to Multiple Stockholders with the Same Address

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Householding of Proxy Materials for Marshall Edwards Stockholders

This year, a number of brokers with account holders who are Marshall Edwards stockholders will be “householding” Marshall Edwards’ proxy materials. A single copy of this proxy statement will be delivered to multiple Marshall Edwards stockholders sharing an address unless contrary instructions have been received from the affected Marshall Edwards stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you notify your broker or Marshall Edwards that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Marshall Edwards, Inc., 11975 El Camino Real, Suite 101, San Diego, California, 92130, or (3) contact Marshall Edwards’ Chief Financial Officer, Thomas M. Zech, at: (858) 792-6300. Upon a written or oral request to the address or telephone number above, Marshall Edwards will promptly deliver a separate copy of the annual report and proxy statement to a Marshall Edwards stockholder at a shared address to which a single copy of the proxy statements was delivered. Marshall Edwards stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

ANNEX A:

MARSHALL EDWARDS, INC.

AMENDED AND RESTATED

2008 STOCK OMNIBUS EQUITY COMPENSATION PLAN

Section 1. Purpose

The Plan authorizes the Compensation Committee to provide Advisors, Employees and Non-Employee Directors that are providing, or have agreed to provide, services to the Company or its Affiliates, who are in a position to contribute to the long-term success of the Company or its Affiliates, with Grants. The Company believes that this incentive program will cause those Advisors, Employees and Non-Employee Directors to increase their interest in the welfare of the Company and its Affiliates, and aid in attracting, retaining and motivating Advisors, Employees and Non-Employee Directors of outstanding ability.

The Plan was originally effective as of December 9, 2008 upon approval by the stockholders of the Company. This amendment and restatement is effective as of October 21, 2011; provided that the share increases contemplated under Section 3 will be effective December 1, 2011, subject to approval by the stockholders of the Company

Section 2. Definitions

Capitalized terms used herein shall have the meanings set forth in this Section.

(a) “Advisor” shall mean advisors who render bona fide services to the Company or its subsidiaries where the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b) “Affiliate” shall mean any Person which is included as a member with the Company in a controlled group of corporations, within the meaning of Code section 414(b), or which is a trade or business (whether or not incorporated) included with the Company in a group of trades or business under common control, within the meaning of Code section 414(c); provided, however, that in applying Code sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code section 414(b), the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Code sections 1563(a)(1), (2) and (3), and in applying Treas. Reg. section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code section 414(c), the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treas. Reg. section 1.414(c)-2.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Cause” shall have the meaning ascribed thereto in any effective employment or service agreement between the Company and the Grantee, or if no employment agreement is in effect that contains a definition of cause, then Cause shall mean a finding by the Compensation Committee, in its sole and absolute discretion, that the Grantee has (i) committed a felony or a crime involving moral turpitude, (ii) committed any act of gross negligence or fraud, (iii) failed, refused or neglected to substantially perform his duties (other than by reason of a physical or mental impairment) or to implement the directives of the Company, (iv) materially violated any policy of the Company, or (v) engaged in conduct that is materially injurious to the Company, monetarily or otherwise.

(e) “Change in Control” shall be deemed to have occurred if:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company;

provided that a Change in Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors.

(ii) The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company.

Notwithstanding the foregoing definition of Change in Control, the Compensation Committee may modify the definition of Change in Control for a particular Grant as it deems appropriate to comply with Code section 409A or otherwise.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

(g) “Company” shall mean Marshall Edwards, Inc., a corporation organized under the laws of the State of Delaware.

(h) “Compensation Committee” shall mean the members of the Board appointed by the Board to serve as the Compensation Committee with responsibility for the administration of the Plan, or if no such members of the Board are appointed, then the Compensation Committee shall consist of all of the members of the Board. In any case, the Board shall approve and administer all grants made to Non-Employee Directors. The members of the Board appointed to serve as the Compensation Committee, if applicable, should consist of two or more Persons who are “outside directors” as defined under Code section 162(m), and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Exchange Act. To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the “Compensation Committee” shall be deemed to refer to the Board or such subcommittee.

(i) “Disability” or “Disabled” shall mean a Grantee’s becoming disabled within the meaning of Code section 22(e)(3) or as otherwise determined by the Compensation Committee.

(j) “Employee” shall mean any individual that is providing, or has agreed to provide, services to the Company or an Affiliate of the Company as an employee.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Exercise Price” shall mean the purchase price of a Share subject to an Option, which shall not be less than the Fair Market Value of a Share as of the date an Option is granted.

(m) “Fair Market Value” of a Share on any given date, unless the Compensation Committee determines otherwise with respect to a particular Grant, shall mean (i) if the principal trading market for the Shares is a national securities exchange, the last reported sale price during regular trading hours thereof of a Share on the relevant date or (if there were no trades on that date) the last reported sales price during regular trading hours on the latest preceding date upon which a sale was reported, (ii) if the Shares are not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of a Share during regular trading hours on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Shares are not publicly traded or, if publicly traded, are not so reported, the Fair Market Value per share shall be as determined by the Compensation Committee pursuant to any reasonable valuation method authorized under the Code.

(n) “Grant” shall mean a grant of Options, SARs, Stock Awards, Stock Units or Other Stock-Based Awards under the Plan.

(o) “Grant Letter” shall mean a letter, certificate or other agreement accepted by the Grantee, evidencing the making of a Grant hereunder and containing such terms and conditions, not inconsistent with the express provisions of the Plan, as the Compensation Committee shall approve.

(p) “Grantee” shall mean an Advisor, Employee or Non-Employee Director made a Grant under the Plan.

(q) “ISO” shall mean any Option or portion thereof that meets the requirements of an incentive stock option under Code section 422 and that is designated by the Compensation Committee to be an ISO.

(r) “Non-Employee Director” shall mean a member of the Board who is not an Employee.

(s) “Nonqualified Option” shall mean any Option or portion thereof that is not an ISO.

(t) “Options” shall refer to options issued under and subject to the Plan.

(u) “Other Stock-Based Award” shall mean any Grant based on, measured by or payable in Shares, as described in Section 9.

(v) “Person” shall mean an individual, partnership, corporation, limited liability company or partnership, trust, unincorporated organization, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

(w) “Plan” shall mean this Amended and Restated Marshall Edwards Inc. 2008 Omnibus Equity Compensation Plan as set forth herein and as amended from time to time.

(x) “SAR” shall mean a stock appreciation right with respect to a Share.

(y) “Share” shall mean a share of common stock of the Company.

(z) “Stock Award” shall mean an award of Shares, with or without restrictions.

(aa) “Stock Unit” shall mean a unit that represents a hypothetical Share.

Section 3. Shares Available under the Plan

(a) Shares Authorized. Subject to the provisions of Section 13, the total number of Shares with respect to which Grants may be made under the Plan shall not exceed 2,500,000. If and to the extent Options or SARs granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units or Other Stock-Based Awards are forfeited, terminated or otherwise not paid in full, the Shares subject to such Grants may again be available for purposes of the Plan. Shares surrendered in payment of the Exercise Price of an Option, and Shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan. Upon the exercise of an Option through the net exercise procedure under Section 5(d) or upon the exercise of a SAR, then both for purposes of calculating the number of Shares remaining available for issuance under the Plan and the number of Shares remaining available for exercise under such Option or SAR, the number of such Shares shall be reduced by the gross number of Shares for which the Option or SAR is exercised and without regard to any cash settlement of a SAR. Except as provided with respect to cash settlement of SARs, to the extent that any Grants are paid in cash and not in Shares, any Shares previously subject to such Grants shall again be available for issuance or transfer under the Plan and shall not count against the share limits in this Section 3(a).

(b) Individual Limits. The maximum aggregate number of Shares that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 400,000 Shares, subject to adjustment as described in Section 13 below. Shares that shall be subject to Options or SARS made under the Plan to any individual during any calendar year shall not exceed such number of Shares set forth above in this Section 3(b).

Section 4. Administration of the Plan

(a) Authority of the Compensation Committee. The Plan shall be administered by the Compensation Committee. The Compensation Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select the Advisors, Employees and Non-Employee Directors to whom Grants may be made;

(ii) to determine the number of Shares subject to each such Grant;

(iii) to determine the terms and conditions of any Grant made under the Plan;

(iv) to determine whether to accelerate the exercisability of any or all applicable outstanding Grants at any time for any reason;

(v) to determine the restrictions or conditions related to the delivery, holding and disposition of Shares acquired pursuant to a Grant;

(vi) to prescribe the form of each Grant Letter;

(vii) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Compensation Committee may deem necessary or advisable to administer the Plan;

(viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Grant, Grant Letter or other instrument hereunder; and

(ix) to make all other decisions and determinations as may be required under the terms of the Plan or as the Compensation Committee may deem necessary or advisable for the administration of the Plan.

All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Compensation Committee shall be final and binding on the Grantee, his or her beneficiaries and any other Person having or claiming an interest under such Grant.

(b) Manner of Exercise of Compensation Committee Authority. Any action of the Compensation Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, its Affiliates, Grantees, or any Person claiming any rights under the Plan from or through any Grantee, except to the extent the Compensation Committee may subsequently modify, or take further action not inconsistent with, its prior action. If not specified in the Plan, the time at which the Compensation Committee must or may make any determination shall be determined by the Compensation Committee, and any such determination may thereafter be modified by the Compensation Committee. The express grant of any specific power to the Compensation Committee, and the taking of any action by the Compensation Committee, shall not be construed as limiting any power or authority of the Compensation Committee. The Compensation Committee may delegate to officers or managers of the Company or any Affiliate of the Company the authority, subject to such terms as the Compensation Committee shall determine, to perform such functions as the Compensation Committee may determine, to the extent permitted under applicable law.

(c) Limitation of Liability. Each member of the Compensation Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any of its Affiliates, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. To the fullest extent permitted by applicable law, no member of the Compensation Committee, nor any officer or employee of the Company acting on behalf of the Compensation Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Compensation Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

Section 5. Options

The Compensation Committee may grant Options to an Employee, Advisor or member of the Board upon such terms as the Compensation Committee deems appropriate. The following provisions are applicable to Options:

(a) Number of Shares. The Compensation Committee shall determine the number of Shares that will be subject to each Grant of Options to an Employee, Advisor or member of the Board.

(b) Type of Option and Price.

(i) The Compensation Committee may grant ISOs or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. ISOs may be granted only to employees of the Company or its parent or subsidiary corporations, as defined in Code section 424. Nonqualified Options may be granted to Employees, Advisors or members of the Board.

(ii) The Exercise Price of Shares subject to an Option shall be determined by the Compensation Committee and may be equal to or greater than the Fair Market Value of a Share on the date the Option is granted. However, an ISO may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in Code section 424, unless the Exercise Price per Share is not less than 110% of the Fair Market Value of a Share on the date of grant.

(iii) Each ISO shall provide that, if the aggregate Fair Market Value of the Shares on the date of the grant with respect to which ISOs are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary of the Company, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Option.

(c) Option Termination. Except as provided below, an Option may only be exercised while the Grantee is employed or engaged by the Company or any Affiliate as an Advisor, Employee or member of the Board. Unless otherwise determined by the Compensation Committee and set forth in a Grant Letter, Options shall terminate on the earliest of:

(i) the date on which the Grantee is no longer employed or engaged by the Company and any Affiliate on account of the Grantee’s termination for Cause. In addition, notwithstanding any other provisions of this Section 5, if the Compensation Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed or engaged by the Company and any Affiliate or after the Grantee’s termination of employment or engagement, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all Shares underlying any exercised portion of an Option for which the Company has not yet delivered the Share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such Shares. Upon any exercise of an Option, the Company may withhold delivery of Share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture;

(ii) the 91st day following the date the Grantee is no longer employed or engaged by the Company and any Affiliate for any reason other than Cause, death, or Disability; provided, however, that in all cases the portion of any Option that is not vested on the date of termination of employment or engagement shall terminate immediately upon such termination;

(iii) the first anniversary of the date the Grantee’s employment or engagement by the Company and any Affiliate terminates on account of the Grantee’s death or Disability; provided, however, that the portion of any Option that is not vested on the date of such termination of employment or engagement shall terminate immediately upon such termination;

(iv) the fifth anniversary of the date of grant as set forth in the Grant Letter; and

(v) cancellation, termination or expiration of the Options pursuant to action taken by the Compensation Committee in accordance with Section 13.

For purposes of the Plan, employment or engagement by the Company and any Affiliate shall mean employment or service as an Employee, Advisor or member of the Board (so that, for purposes of exercising Options, a Grantee shall not be considered to have terminated his employment or engagement until the Grantee ceases to be an Employee, Advisor and member of the Board), unless the Compensation Committee determines otherwise.

(d) Exercise of Options. Only the vested portion of any Option may be exercised. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Compensation Committee (i) in cash, (ii) unless the Compensation Committee determines otherwise, by delivering Shares owned by the Grantee and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Compensation Committee) to ownership of Shares having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Compensation Committee may approve. In addition, in the event the Compensation Committee so determines, to the extent an Option is at the time exercisable for vested shares of Company Stock, all or any part of that vested portion may be surrendered to the Company for an appreciation distribution payable in Shares with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the Shares subject to the surrendered portion exceeds the aggregate Exercise Price payable for those Shares. Shares used to exercise an Option shall have been held by the Grantee for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the Shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Compensation Committee depending on the type of payment being made, but in all cases prior to the issuance or transfer of such Shares.

(e) Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Compensation Committee, upon the Grantee’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

Section 6. Stock Awards

The Compensation Committee may issue or transfer Shares to an Employee, Advisor or member of the Board under a Stock Award, upon such terms as the Compensation Committee deems appropriate. The following provisions are applicable to Stock Awards:

(a) General Requirements. Shares issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Compensation Committee. The Compensation Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Compensation Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Letter as the “Restriction Period.”

(b) Number of Shares. The Compensation Committee shall determine the number of Shares to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such Shares.

(c) Requirement of Employment or Service. If the Grantee is no longer employed or engaged by the Company or any Affiliate during a period designated in the Grant Letter as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all Shares covered by the Grant as to which the restrictions have not lapsed, and those Shares must be immediately returned to the Company. The Compensation Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the Shares of a Stock Award except under Section 14(b) below. Unless otherwise determined by the Compensation Committee, the Company will retain possession of certificates for Shares of Stock Awards until all restrictions on such Shares have lapsed. Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the Shares subject to restrictions when all restrictions on such Shares have lapsed. The Compensation Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such Shares have lapsed.

(e) Right to Vote and to Receive Dividends. Unless the Compensation Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote Shares of Stock Awards and to receive any dividends or other distributions paid on such Shares, subject to any restrictions deemed appropriate by the Compensation Committee, including, without limitation, the achievement of specific performance goals.

(f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Compensation Committee. The Compensation Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

Section 7. Stock Units

The Compensation Committee may grant Stock Units, each of which shall represent one hypothetical Share, to an Employee, Advisor or member of the Board, upon such terms and conditions as the Compensation Committee deems appropriate. The following provisions are applicable to Stock Units:

(a) Crediting of Units. Each Stock Unit shall represent the right of the Grantee to receive a Share or an amount of cash based on the value of a Share, if and when specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Compensation Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Compensation Committee. The Compensation Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Requirement of Employment or Service. If the Grantee is no longer employed or engaged by the Company or any Affiliate prior to the vesting of Stock Units, or if other conditions established by the Compensation Committee are not met, the Grantee’s Stock Units shall be forfeited. The Compensation Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, Shares or any combination of the foregoing, as the Compensation Committee shall determine.

Section 8. Stock Appreciation Rights

The following provisions are applicable to SARs:

(a) General Requirements. The Compensation Committee may grant SARs to an Employee, Advisor or member of the Board separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an ISO, SARs may be granted only at the time of the grant of the ISO. The Compensation Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per Share Exercise Price of the related Option or, if there is no related Option, an amount equal to or greater than the Fair Market Value of a Share as of the date of Grant of the SAR.

(b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of Shares that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Shares covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of Shares.

(c) Exercisability. A SAR shall be exercisable during the period specified by the Compensation Committee in the Grant Letter and shall be subject to such vesting and other restrictions as may be specified in the Grant Letter. The Compensation Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed or engaged by the Company or Affiliate or during the applicable period after termination of employment or engagement as described in Section 5(c) above. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d) Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Compensation Committee, upon the Grantee’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

(e) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Share on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a) above.

(f) Form of Payment. The appreciation in a SAR shall be paid in Shares, cash or any combination of the foregoing, as the Compensation Committee shall determine. For purposes of calculating the number of Shares to be received, Shares shall be valued at their Fair Market Value on the date of exercise of the SAR.

Section 9. Other Stock-Based Awards

The Compensation Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 5, 6, 7 and 8 of the Plan) that are based on or measured by Shares, to any Employee,

Advisor or member of the Board, on such terms and conditions as the Compensation Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Company Stock or any combination of the foregoing, as the Compensation Committee shall determine.

Section 10. Dividend Equivalents

The Compensation Committee may grant Dividend Equivalents in connection Stock Units or Other Stock-Based Awards. Dividend Equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or Shares, and upon such terms as the Compensation Committee may establish, including, without limitation, the achievement of specific performance goals.

Section 11. Qualified Performance-Based Compensation

The Compensation Committee may determine that Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents granted to an Employee shall be considered “qualified performance-based compensation” under Code section 162(m). The following provisions shall apply to Grants of Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents that are to be considered “qualified performance-based compensation” under Code section 162(m):

(a) Performance Goals.

(i) When Stock Awards, Stock Units, Other Stock-Based Awards or Dividend Equivalents that are to be considered “qualified performance-based compensation” are granted, the Compensation Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the performance period during which the performance will be measured, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Compensation Committee deems appropriate and consistent with the Plan and Code section 162(m).

(ii) The business criteria may relate to the Grantee’s business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing. The Compensation Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, earnings before income taxes, EBITDA (earnings before income tax expense, interest expense, and depreciation and amortization expense), return on assets, shareholder return, return on equity, growth in assets, unit volume, sales or market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

(b) Establishment of Goals. The Compensation Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Code section 162(m). The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Compensation Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

(c) Announcement of Grants. The Compensation Committee shall certify and announce the results for each performance period to all Grantees after the announcement of the Company’s financial results for the performance period. If and to the extent that the Compensation Committee does not certify that the performance goals have been met, the grants of Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents for the performance period shall be forfeited or shall not be made, as applicable. If Dividend Equivalents are granted as “qualified performance-based compensation” under Code section 162(m), a Grantee may not accrue more than $1,000,000 of such Dividend Equivalents during any calendar year.

(d) Death, Disability or Other Circumstances. The Compensation Committee may provide that Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents shall be payable or restrictions on such Grants shall lapse, in whole or in part, in the event of the Grantee’s death or Disability during the performance period, or under other circumstances consistent with the Treasury regulations and rulings under Code section 162(m).

Section 12. Deferrals

The Compensation Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Grantee in connection with any Stock Units or Other Stock-Based Awards. If any such deferral election is permitted or required, the Compensation Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of Code section 409A.

Section 13. Adjustment Upon Changes in Capitalization.

In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange or issuance of Shares or other securities, any stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar transactions or events, affects the Shares, then the Compensation Committee shall make such adjustment as is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, including adjustment in (i) the number and kind of Shares deemed to be available thereafter for Grants under Section 3, (ii) the number and kind of Shares that may be delivered or deliverable in respect of outstanding Grants, and (iii) the price per share or the applicable market value of such Grants. In addition, the Compensation Committee shall make such adjustments as are appropriate in the terms and conditions of, and the criteria included in, Grants (including, without limitation, cancellation of Grants in exchange for the in-the-money value, if any, of the vested portion thereof, cancellation of unvested Grants for no consideration, cancellation of out-of-the-money Grants for no consideration, substitution of Grants using securities of a successor or other entity, acceleration of the time that Grants expire, or adjustment of performance targets) in recognition of unusual or nonrecurring events (including, without limitation, a Change in Control or an event described in the preceding sentence) affecting the Company or any Affiliate of the Company or the financial statements of the Company or any Affiliate of the Company, or in response to changes in applicable laws, regulations or accounting principles. Any adjustments to outstanding Grants shall be consistent with Code section 409A or 424, to the extent applicable. Any adjustments determined by the Compensation Committee shall be final, binding and conclusive.

Section 14. Restrictions on Shares.

(a) Restrictions on Issuing Shares. No Shares shall be issued or transferred under the Plan unless and until all applicable legal requirements have been complied with to the satisfaction of the Compensation Committee. The Compensation Committee shall have the right to condition any Grant on the Grantee’s undertaking in writing to comply with such restrictions on any subsequent disposition of the Shares issued or transferred thereunder as the Compensation Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof.

(b) Transfer Restrictions.

(i) Nontransferability of Options. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (A) by will or by the laws of descent and distribution or (B) with respect to Grants other than ISOs, pursuant to a domestic relations order. When a Grantee dies, the personal representative or other Person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(ii) Transfer of Nonqualified Stock Options. Notwithstanding (i) above, the Compensation Committee may provide, in a Grant Letter, that a Grantee may transfer Nonqualified Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Compensation Committee may determine; provided that the Grantee receives no consideration for the transfer of the Nonqualified Option and the transferred Nonqualified Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Option immediately before the transfer.

(c) ISO Notice. A Grantee shall notify the Company of any disposition of Shares acquired upon exercise of an ISO if such disposition occurs within one year of the date of such exercise or within two years of the date of grant of such ISO. The Company may impose such procedures as it determines may be necessary to ensure that such notification is made.

(d) Requirements for Issuance or Transfer of Shares. No Shares shall be issued or transferred in connection with any Grant made hereunder unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Compensation Committee. The Compensation Committee shall have the right to condition any Grant on the Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the Shares as the Compensation Committee shall deem necessary or advisable, and certificates representing such Shares may be legended to reflect any such restrictions. Certificates representing Shares issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Compensation Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

Section 15. Withholding of Taxes.

All Grants made under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Grantee or other Person receiving or exercising Grants pay to the Company or any Affiliate the amount of any federal, state or local taxes that the Company or any Affiliate is required to withhold with respect to such Grants, or the Company or any Affiliate may deduct from other wages paid by the Company or any Affiliate the amount of any withholding taxes due with respect to such Grants. If the Compensation Committee so permits, a Grantee may elect to satisfy the applicable tax withholding obligation with respect to a Grant by having Shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Compensation Committee and may be subject to the prior approval of the Compensation Committee.

Section 16. Consequences of a Change in Control.

(a) Notice and Acceleration. Unless the Compensation Committee determines otherwise, effective upon the date of the Change in Control, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iii) all Stock Units, Other Stock-Based Awards and Dividend Equivalents shall become fully vested and shall be paid at their target values, or in such greater amounts as the Compensation Committee may determine.

(b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change in Control, in addition to the actions described in Section 13, the Compensation Committee may take one or more of the following actions with respect to any or all outstanding Grants: the Compensation Committee may (i) require that Grantees surrender their outstanding vested Options and SARs in exchange for one or more payments by the Company, in cash or Shares as determined by the Compensation Committee, in an amount equal to the amount by which the then Fair Market Value of the Shares subject to the Grantee’s unexercised, vested Options and SARs exceeds the Exercise Price of the vested Options or the base amount of the vested SARs, as applicable, (ii) provide for the cancellation of unvested Grants for no consideration, (iii) provide for the cancellation of out-of-the-money Grants for no consideration, (iv) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Compensation Committee deems appropriate, or (v) determine that outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation, (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change in Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such surrender or termination shall take place as of the date of the Change in Control or such other date as the Compensation Committee may specify.

Section 17. General Provisions

(a) Grant Letter. Each Grant shall be evidenced by a Grant Letter. The terms and provisions of such Grant Letters may vary among Grantees and among different Grants made to the same Grantee.

(b) No Right to Employment. The making of a Grant in any year shall not give the Grantee any right to similar grants in future years, any right to continue such Grantee’s employment relationship with the Company or its Affiliates, or, until Shares are issued, any rights as a stockholder of the Company. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect. For purposes of the Plan, a sale of any Affiliate of the Company that employs or engages a Grantee shall be treated as the termination of such Grantee’s employment or engagement, unless the Grantee shall otherwise continue to provide services to the Company or another subsidiary of the Company as an employee or director.

(c) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Grant. Except as otherwise provided under the Plan, the Compensation Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(d) No Funding. No Grantee, and no beneficiary or other Persons claiming under or through the Grantee, shall have any right, title or interest by reason of any Option to any particular assets of the Company or Affiliates of the Company, or any Shares allocated or reserved for the purposes of the Plan or subject to any Grant except as set forth herein. The Company shall not be required to establish any fund or make any other segregation of assets to assure satisfaction of the Company’s obligations under the Plan.

(e) Governing Law; Jurisdiction. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. To the extent the Grantee is a party to an employment agreement with the Company or any of its subsidiaries that provides for binding arbitration of employment disputes, then any disputes between the Company and such Grantee arising under the Plan shall be arbitrated in accordance with the procedures set forth in such employment agreement.

(f) Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer Shares under Grants shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to Persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that ISOs comply with the applicable provisions of Code section 422, that the Plan comply with the applicable provisions of Code section 162(m) and that, to the extent applicable, Grants be exempt from or comply with the requirements of Code section 409A. Notwithstanding the foregoing, the Committee makes no representation that the Grants awarded under the Plan shall be exempt from or comply with Code section 409A and makes no undertaking to preclude Code section 409A from applying to Grants awarded under the Plan. To the extent that any legal requirement of section 16 of the Exchange Act or Code sections 422, 162(m) or 409A as set forth in the Plan ceases to be required under section 16 of the Exchange Act or Code sections 422, 162(m) or 409A, that Plan provision shall cease to apply. To the extent applicable, if on the date of a Grantee’s “separation from service” (as such term is defined under Code section 409A), Shares (or shares of any other company required to be aggregated with the Company for purposes of Code section 409A and its corresponding regulations) are publicly-traded on an established securities market or otherwise and the Grantee is a “specified employee” (as such term is defined in Code section 409A(a)(2)(B)(i) and its corresponding regulations) as determined by the Committee (or its delegate) in its discretion in accordance with the requirements of Code sections 409A and 416, then all Grants that are deemed to be deferred compensation subject to the requirements of Code section 409A and payable within six months following such Grantee’s “separation from service” shall be postponed for a period of six months following the Grantee’s “separation from service” with the Company. The Compensation Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section

(g) Grants made in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Compensation Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. The Compensation Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for awards made by such corporation. Notwithstanding anything in the Plan to the contrary, the Compensation Committee may establish such terms and conditions of the new Grants as it deems appropriate, including setting the Exercise Price of Options at a price necessary to retain for the Grantee the same economic value as the prior options.

(h) Application of Company Clawback Policy. All Grants under the Plan are subject to the applicable provisions of the Company’s clawback or recoupment policy approved by the Board, as such policy may be in effect from time to time.

Section 18. Amendment or Termination.

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.

(b) No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Compensation Committee may not reprice Options or SARs, nor may the Board amend the Plan to permit repricing of Options or SARs, unless the stockholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in accordance with the applicable stock exchange in which such shares of Company Stock are registered, as in effect from time to time; provided that an adjustment to an Option or SAR pursuant to Section 13 above shall not constitute a repricing of the Option or SAR.

(c) Stockholder Re-Approval Requirement. If Stock Awards, Stock Units, Other Stock-Based Awards or Dividend Equivalents are granted as “qualified performance-based compensation” under Section 11 above, the Plan must be reapproved by the stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 11, if required by Code section 162(m) or the regulations thereunder.

(d) Termination of Plan. The Plan shall terminate on December 8, 2018, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.

(e) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Compensation Committee acts under Section 17(f) above. The termination of the Plan shall not impair the power and authority of the Compensation Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 17(f) above or may be amended by agreement of the Company and the Grantee consistent with the Plan.

. MARSHALL EDWARDS, INC. C123456789 IMPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE Electronic Voting Instructions DESIGNATION (IF ANY) You can vote by Internet or telephone! ADD 1 Available 24 hours a day, 7 days a week! ADD 2 ADD 3 Instead of mailing your proxy, you may choose one of the two voting ADD 4 methods outlined below to vote your proxy. ADD 5 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. ADD 6 Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EST, on November 30, 2011. Vote by Internet Log on to the Internet and go to www.investorvote.com/MSHL Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Form of Annual Meeting Proxy Card 1234 5678 9012 345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals The Board of Directors recommends that you vote FOR each of the listed nominees: + Proposal No. 1 – Election of Directors For Withhold For Withhold 01 - Dr. Daniel P. Gold 02 - Ms. Leah Rush Cann The Board of Directors recommends that you vote FOR the following proposal: Proposal No. 2 – Approval of the amendment and restatement of the Marshall Edwards, Inc. 2008 Stock Omnibus For Against Abstain Equity Compensation Plan to increase the number of shares of common stock that may be subject to awards under the plan from 700,000 to 2,500,000 and to increase the number of shares of common stock that may be subject to awards granted to any individual in any calendar year from 100,000 to 400,000. The Board of Directors recommends that you vote FOR the following proposal: For Against Abstain Proposal No. 3 – Ratification of Appointment of BDO USA, LLP as Independent Registered Public Accounting Firm B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 U P X 1 2 3 9 8 2 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 01E3KB

3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — MARSHALL EDWARDS, INC. FORM OF PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING THURSDAY, DECEMBER 1, 2011 Please sign, date and return promptly in the enclosed envelope. The undersigned hereby appoints Daniel P. Gold and Thomas M. Zech, and each of them, as proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, to vote your shares of Marshall Edwards, Inc. Common Stock at the Annual Meeting of Stockholders of Marshall Edwards, Inc. to be held on Thursday, December 1, 2011, at 10:00 a.m. (local time) at the offices of Marshall Edwards, Inc., located at 11975 El Camino Real, Suite 101, San Diego, CA 92130, and at any adjournments thereof upon matters set forth in the Proxy Statement, and, in their judgment and discretion, upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed on the reverse hereof by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR THE NOMINEES FOR DIRECTOR LISTED, (II) FOR THE ADOPTION OF THE AMENDED AND RESTATED 2008 STOCK OMNIBUS EQUITY COMPENSATION PLAN, AND (III) FOR THE RATIFICATION OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. NOTE: In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct of the meeting. Each of the foregoing proposals is more fully described in the accompanying proxy statement. This proxy will be voted as specified above. If no direction is made, this proxy will be voted FOR all nominees listed above and as recommended by the Board on the other items listed above. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be Held on December 1, 2011: Marshall Edwards, Inc.’s Proxy Statement and 2011 Annual Report are available at https://materials.proxyvote.com/572322.